UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
Form S-1
 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

XUNNA INFORMATION TECHNOLOGY INC.
(Exact Name of Registrant as specified in its charter)

NEVADA	7373	45-0963567
(State or Jurisdiction of Incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer ID No.)

2 Fufeng Rd
Xinghuo Sci-Tech Building, Floor 26
Fengtai District, Beijing, PRC
Tel: +86 10 63710499
Xunna@xunna.com
(Address, including zip code, and telephone number, including area code, of principal executive offices)
(Name, address and telephone number of agent for service)
Copies to:
Mark E. Crone, Esq.
The Crone Law Group
101 Montgomery Street
San Francisco, CA 94104
Telephone: (415) 955-8900
e-mail: mcrone@cronelaw.com

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:  From time to time after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. (Check one):

Large Accelerated Filer ☐  Accelerated Filer ☐  Non-Accelerated Filer ☐  Smaller Reporting Company ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-175919) (the “Registration Statement”) of Xunna Information Technology Inc. (the “Company”) is being filed pursuant to the undertakings in the Registration Statement to update and supplement the information contained in the Registration Statement, as originally declared effective by the Securities and Exchange Commission on March 12, 2012, to include the information contained in the Company’s Amendment Number 1 to Current Report on Form 8-K dated February 4, 2013 (the “Current Report”) that was filed with the Securities and Exchange Commission on April 24, 2013. As set forth in the Current Report:

●
On February 4, 2013, the Company acquired control of Xunna Network Technology (Beijing) Co., Ltd. (“Xunna Beijing”).  Before it acquired Xunna Beijing, we were developing a business plan but had not executed on that plan.  However, as a result of the acquisition, our principal business became the business of Xunna Beijing.

Unless otherwise specified or required by context, references to “we,” “the Company,” “our” and “us” refer collectively to (i) Xunna Information Technology Inc. (“Parent Company”), a Nevada corporation, (ii) Xunna Network Technology (Beijing) Co., Ltd. (sometimes translated as “Xunna Network Sci-Tech (Beijing) Co., Ltd. ) (“Xunna Beijing”), a company organized under the laws of People’s Republic of China (the “PRC”), (iii) Xunna Tianjin Information Technology Consultation Co. LTD (“Xunna Tianjin”), a wholly foreign owned enterprise incorporated as a limited liability company under the laws of the PRC, (iv) Xunna Information Technology LTD (“Xunna LTD”), and (v) Xunna Information Technology Limited (“Xunna HK”).

The Parent Company controls Xunna Beijing via a series of variable interest entity contractual agreements (the “VIE Agreements”).  We conduct our business through our direct and indirect subsidiaries, and our principal operating business subsidiary, Xunna Tianjin. We own Xunna Tianjin through our subsidiary Xunna LTD, Xunna LTD’s wholly-owned subsidiary Xunna HK. Xunna Tianjin is Xunna HK’s wholly-owned subsidiary.  The Parent Company operates and controls Xunna Beijing through Xunna Tianjin and in connection with the VIE Agreements.

In addition, this Post-Effective Amendment No. 1 is being filed to include the audited financial information of Xunna Beijing and pro forma financial information for the year ended December 31, 2012, as well as other updated financial information.

The information included in this filing updates and supplements this Registration Statement and the Prospectus contained therein. No additional securities are being registered under this Post-Effective Amendment No. 1. All applicable registration fees were paid at the time of the original filing of the Registration Statement.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS
Subject To Completion: Dated ______, 2013
XUNNA INFORMATION TECHNOLOGY INC.
680,000 Shares of Common Stock

This prospectus relates to the resale by two selling security holders of Xunna Information Technology Inc. of up to 680,000 shares of common stock held by selling security holders of Xunna Information Technology Inc., which we will refer to as the Company, Xunna or us. We will not receive any of the proceeds from the sale of the shares by the selling stockholders.

The selling security holders will be offering our shares of common stock at a fixed price of $0.01 per share until our shares are traded on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. Each of the selling stockholders may be deemed to be an “underwriter” as such term is defined in the Securities Act of 1933.

This is our initial public offering and no public market currently exists for shares of our common stock. We can offer no assurance that an active trading market will ever develop for our common stock.

Our common stock has been available for quotation on the OTCQB since August 12, 2012 under the symbol XUNA. To date, there has been no active trading in the stock, so there are no sale prices to report.  There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. There can be no assurance that any market will ever develop for our common stock.

THE OFFERING

This prospectus covers the resale by the selling shareholders named in this prospectus of 680,000 shares of our common stock. The offered shares were acquired by the selling shareholders in private placement transactions, which were exempt from the registration requirements of the Securities Act of 1933.

The selling shareholders will sell their shares of our common stock at a fixed price of $0.01 per share until our common stock is traded on the OTC Bulletin Board, or listed for trading or quotation on any other public market, and thereafter at prevailing market prices or privately negotiated prices. Our common stock is presently not traded on any market or securities exchange. Further, there is no assurance that our common stock will ever trade on any market or securities exchange.

Securities Being Offered:	680,000 Shares of common stock held by two selling shareholders for which the Company will receive no financial benefit.

Offering Price per Share:	$0.01per share, the prevailing market prices, if any, or privately negotiated prices

Offering Period:	The shares are being offered for a period not to exceed 180 days

Net Proceeds to Our Company:	We will not receive proceeds from the sale of the 680,000 common shares offered by our selling shareholders.

Use of Proceeds:	No proceeds to the Company

Number of Shares Outstanding
Before the Offering:	13,000,000

Number of Shares Outstanding
After the Offering:	13,000,000

OUR BUSINESS IS SUBJECT TO MANY RISKS AND AN INVESTMENT IN OUR SHARES OF COMMON STOCK WILL ALSO INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING “RISK FACTORS” BEGINNING ON PAGE 7 BEFORE INVESTING IN OUR SHARES OF COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus is _______________________ 2013

This offering involves a high degree of risk; see "Risk Factors" beginning on page 7 to read about factors you should consider before buying shares of the common stock.

XUNNA INFORMATION TECHNOLOGY INC. is a development stage company. On February 4, 2013, we acquired the business of Xunna Network Technology (Beijing) Co., Ltd., or Xunna Beijing.  There is a high degree of risk involved with any investment in the shares offered herein. You should only purchase shares if you can afford a loss of your entire investment. Our independent auditor has issued an audit opinion for XUNNA INFORMATION TECHNOLOGY INC., which includes a statement expressing substantial doubt as to our ability to continue as a going concern. As of the date of this prospectus, our stock is presently not traded on any market or securities exchange. Further, there is no assurance that a trading market for our securities will ever develop.

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission, nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

FORWARD-LOOKING STATEMENTS

This prospectus and the exhibits attached hereto contain “forward-looking statements”. Such forward-looking statements concern the Company’s anticipated results and developments in the Company’s operations in future periods, plans related to its business and other matters that may occur in the future. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management.

Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as “expects” or “does not expect”, “is expected”, “anticipates” or “does not anticipate”, “plans”, “estimates” or “intends”, or stating that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved) are not statements of historical fact and may be forward-looking statements. Forward-looking statements are subject to a variety of known and unknown risks, uncertainties and other factors which could cause actual events or results to differ from those expressed or implied by the forward-looking statements.

Some of the important risks and uncertainties that could affect forward-looking statements are described further under the section headings “Risk Factors and Uncertainties”, “Description of the Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of this prospectus. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, believed, estimated or expected. We caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. We disclaim any obligation subsequently to revise any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

We qualify all the forward-looking statements contained in this prospectus by the foregoing cautionary statements.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from the information contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of when this prospectus is delivered or when any sale of our common stock occurs.

This summary does not contain all of the information you should consider before buying shares of our common stock. You should read the entire prospectus carefully, especially the “Risk Factors and Uncertainties” section and our consolidated financial statements and the related notes before deciding to invest in shares of our common stock.

SUMMARY INFORMATION

Company History

Unless otherwise indicated, any reference to Xunna or as “we”, “us”, or “our” refers to XUNNA INFORMATION TECHNOLOGY INC. and its subsidiaries.  XUNNA INFORMATION TECHNOLOGY INC. is a development stage company that was incorporated on March 22, 2011, under the laws of the State of Nevada. The principal offices are located:

2 Fufeng Rd
Xinghuo Sci-Tech Building, Floor 26
Fengtai District, Beijing, PRC
Tel: +86 10 63710499
Xunna@xunna.com

On February 4, 2013, we acquired the business of Xunna Network Technology (Beijing) Co., Ltd., or Xunna Beijing.   As a result of the acquisition, our principal business became the business of Xunna Beijing.  We selected June 30 as our fiscal year end but plan to change our fiscal year end to December 31 to match the fiscal year end of Xunna Beijing.  We are not a blank check registrant as that term is defined in Rule 419(a)(2) of Regulation C of Securities Act of 1933, since we have  a specific business plan or purpose.

Xunna Beijing, is a development-stage company which was incorporated in Beijing, China on April 25, 2011.  It had initial registered capital of RMB 600,000 Yuan, or $92,624.  Xunna Beijing engages in the business of providing certain public relations and marketing services to small to medium size enterprises (i.e., those generally having one hundred or fewer employees); it also plans on offering its services to governmental agencies or authorities.

Our organizational chart is below:

As of March 31, 2013, Xunna has raised $40,000 through the sale of common stock. This sale was a purchase of 4,000,000 common shares at $.01 per share.

The following financial information summarizes the more complete historical financial information as indicated on the audited financial statements of Xunna Beijing filed with this prospectus.

We are a reporting issuer under the Securities Exchange Act of 1934 because we believe that this will provide us with greater access to capital, that we will become better known, and be able to obtain financing more easily in the future if investor interest in our business grows enough to sustain a secondary trading market in our securities. Additionally, we believe that being a reporting issuer increases our credibility and that we may be able to attract and retain more highly qualified personnel once we are not a shell company by potentially offering stock options, bonuses, or other incentives with a known market value.

Summary of Financial Data of Xunna Beijing

Condensed Statement of Comprehensive Loss

	Year ended December 31, 2012	April 25, 2011 to December 31, 2011
Net Sales	$9,372	$2,485
Cost of sales	38,896	3,996
Gross loss	(29,524)	(1,511)
Total operating expenses	926,580	106,670
Loss from operations	(956,104)	(108,181)
Other expenses	(7,831)	(66)
Income tax	-	-
Net loss	$(963,935)	$(108,247)

Condensed Balance Sheets

	December 31,
	2012	2011
Total current assets	$196,395	$72,958
Total non-current assets	52,819	9,775
Total assets	$249,214	$82,733

Total current liabilities	$107,086	$17,884
Total non-current liabilities	404,031	80,584
Total shareholders' deficit	(261,903)	(15,735)
Total liabilities and shareholders' deficit	$249,214	$82,733

Summary of Pro forma of Xunna Information Technology, Inc.

Condensed Pro forma of Consolidated Statement of Operations for year ended December 31, 2012

PRO FORMA CONSOLIDATED
Net sales	$9,372
Cost of sales	38,896
Gross loss	(29,524)
Total operating expenses	942,742
Loss from operations	(972,266)
Other expenses	(7,831)
Income tax	-
Net loss	$(980,097)

Condensed Pro forma of Consolidated Balance Sheets as of December 31, 2012

PRO FORMA CONSOLIDATED
Total current assets	$199,847
Total non-current assets	52,819
Total assets	$252,666

Total current liabilities	$400,409
Total non-current liabilities	415,831
Total shareholders' deficit	(563,574)
Total liabilities and shareholders' deficit	$252,666

RISK FACTORS AND UNCERTAINTIES

An investment in a development stage enterprise with limited operations such as ours involves an unusually high amount of risk, unknown and known, present and potential, including, but not limited to the risks enumerated below.

Our failure to successfully address the risks and uncertainties described below would have a material adverse effect on our business, financial condition and/or results of operations, and the trading price of our common stock may decline and investors may lose all or part of their investment. We cannot assure you that we will successfully address these risks or other unknown risks that may affect our business.

Estimates of projected business operations and/ or plans are forward-looking statements inherently subject to error. Unforeseen events and uncontrollable factors can have significant adverse or positive impacts on the estimates.

RISKS RELATED TO OUR BUSINESS

As a public relations services company, our revenues are highly susceptible to declines as a result of unfavorable economic conditions.
The strength and duration of the economic recovery has varied across geographic regions, and areas of uncertainty about the prospects for continued improvements in the global economy and a degree of caution on the part of some marketers continue to have an effect on the demand for public relations and marketing services. The marketing services industry can be affected more severely than other sectors by an economic downturn and can recover more slowly than the economy generally. Marketing budgets which include discretionary components are easier to reduce in the short term than other operating expenses. If our business is significantly adversely affected by unfavorable economic conditions, a decrease in our revenue could pose a challenge to our cash generation from operations.

Economic and market conditions may adversely affect our business, financial condition and results of operations.
Economic downturns, which have resulted in declines in corporate spending, decreases in consumer confidence and tightening in the credit markets, may adversely affect our financial condition and the financial condition and liquidity of our customers. Among other things, these economic and market conditions may result in:

●	reductions in the corporate budgets, including marketing and public relations spending of our customers and potential customers;
●	declines in demand for our services;
●	decreases in collections of our customer receivables;
●	insolvency of our key vendors; and
●	volatility in interest rates and decreases in investment income.

Any of these events, which are outside of our scope of control, would likely have an adverse effect on our business, financial condition, results of operations and cash flows.

If our clients experience financial distress, their weakened financial position could negatively affect our own financial position and results.
At any given time, one or more of our clients may experience financial difficulty, file for bankruptcy protection or go out of business. Unfavorable economic and financial conditions could result in an increase in client financial difficulties that affect us. The direct impact on us could include reduced revenues and write-offs of accounts receivable and expenditures billable to clients, and if these effects were severe, the indirect impact could include impairments of intangible assets, credit facility covenant violations and reduced liquidity.

Our revenue could decline if we fail to effectively manage our existing network of customers and our growth could be impeded if we fail to enter into relationships with new customers.
We rely on customers to provide content for our library of articles, videos and other materials.  If a customer decides not to make such content available to us, we may not be able to replace that material with other sources quickly enough to fulfill the demand of our registered users. This would result in lost revenue.  We attract customers based upon the wide variety of registered users who view our site and ultimately publish our press releases.  To attract registered users, we must maintain a consistent supply of attractive press releases. Our ability to attract and retain registered users will depend on various factors, some of which are beyond our control. These factors include, but are not limited to: our ability to introduce new, varied and quality press releases that meet their needs and our ability to efficiently manage our existing press release inventory.

We cannot assure you that any of our customers will continue to use our services to the same extent, or at all, in the future. A loss of a significant number of customers would adversely affect our financial condition and results of operations.

The markets for our online public relations services are emerging, which makes it difficult to evaluate our business and future prospects and may increase the risk of your investment.
The market for online public relations services is relatively new and emerging, making our business and future prospects difficult to evaluate. Many large and mid-sized companies have often invested substantial personnel and financial resources in their PR departments, and may be reluctant or unwilling to migrate to our service. Many small businesses may have a single individual fulfilling multiple roles for marketing, if they have any marketing resource at all.  Our success will depend to a substantial extent on the willingness of companies of every size to increase their use of or begin using our form of online public relations services. You must consider our business and future prospects in light of the challenges, risks and difficulties we encounter in the new and rapidly evolving market of cloud marketing solutions. These challenges, risks and difficulties include the following:

●	generating sufficient revenue to attain or, if attained, maintain profitability;
●	managing growth in our operations;
●	managing the risks associated with developing new services and modules;
●	attracting and retaining customers; and
●	attracting and retaining key personnel.

We may not be able to successfully address any of these challenges, risks and difficulties, including the other risks related to our business and industry described below. Further, if businesses do not perceive the benefits of our public relations services, then the market may not develop further, or it may develop more slowly than we expect, either of which would adversely affect our business, financial condition and results of operations.

We face significant competition and may suffer from loss of customers and registered users as a result.
Although we are not aware of other companies which provide similar web based public relations services to customers, we may face competition from other companies that seek to provide such services in the future. Many of our potential competitors have greater financial resources, longer operating histories and more experience in attracting and retaining and managing customers than we do. They may use their experience and resources to compete with us in a variety of ways, including by competing more heavily for customers and registered users to the content archived on our website.  They may also invest more heavily in research and development including website technology. Such competition could weaken our brand and impede our development.  We may also face competition from other types of advertising media, such as television, radio newspapers, magazines, yellow pages, billboards and other forms of outdoor media. Many companies in China allocate, and may continue to allocate, most of their marketing or public relations budgets to traditional advertising media and only a small portion of their budgets to online public relations and other forms of advertising media. If these companies do not devote a larger portion of their marketing or public relations budgets to online public relations services provided by us, or if our existing customers reduce the amount they spend on online public relations, our results of operations and growth prospects could be adversely affected.

A majority of our services are sold pursuant to customer agreements, and if our existing customers elect either not to renew these agreements or renew these agreements for the dissemination of less content, our business, financial condition and results of operations will be adversely affected.
Our services are sold pursuant to customer agreements and our customers have no obligation to renew these agreements. As a result, we may not be able to consistently and accurately predict future renewal rates. Our customers’ renewal rates may decline or fluctuate or our customers may renew for fewer press releases as a result of a number of factors, including their level of satisfaction with our services, budgetary or other concerns, and the availability and pricing of competing services. Additionally, we may lose our customers due to the high turnover rate in the marketing or public relations departments of small and mid-sized companies. If large numbers of existing customers do not renew these agreements, or renew these agreements, and if we cannot replace or supplement those non-renewals with new agreements generating the same or greater level of revenue, our business, financial condition and results of operations will be adversely affected.

If we experiences low rates of customer acquisition or high rates of customer turnover, our ability to become profitable will decrease.
The Company’s rate of customer acquisition and turnover may be affected by numerous factors, including the number of registered users we are able to attract, our ability to provide competitive pricing, the number of press releases we are able to publish through the various registered users, and the quality of our press releases and other competitive factors. A high rate of customer turnover or low rate of new customer acquisition would reduce revenues and increase the total marketing expenditures required to attract the minimum number of customers required to sustain our business plan which, in turn, could have a material adverse effect on our business, financial condition and results of operations.

We are a development stage company.
We were organized in March 2011.  As noted above, we conduct our operations through Xunna Beijing which was organized in April 2011.  Xunna Beijing has very limited operating history and continues to be in its development stage.  There can be no assurance that the Company will derive sufficient revenues and have sufficient funds available to successfully develop its business.  The operations of the Company will be subject to the risks inherent in the establishment of a new enterprise and to the uncertainties arising from the absence of any significant operating history.  Moreover, there can be no assurance that the Company’s operations will ever be competitive or profitable.

Our business model continues to evolve, which may cause our results of operations to fluctuate or decline.
Our business continues to evolve, expanding into new markets and new service areas, and is therefore subject to additional risk and uncertainty. We anticipate that our future financial performance and revenue growth will depend, in part, upon the growth of these services and expansion beyond our current services.  As more of our sales efforts are targeted at small business customers that are more substantively affected by economic conditions than the large and mid-sized business sectors, economic downturns may cause potential and existing small business customers to fail to purchase our solutions, which could limit our revenue in the future.  We have increased sales of our services to small and mid-sized businesses that frequently have limited budgets and may be more likely to be significantly affected by economic downturns than their larger, more established counterparts.  If small and mid-sized companies experience economic hardship, they may be unwilling or unable to expend resources on marketing, which would negatively affect demand for our services, increase customer attrition and adversely affect our business, revenue, financial condition and results of operations.

We may need additional financing which we may not be able to obtain on acceptable terms.  If we cannot raise additional capital as needed, our ability to execute our business plan and grow our company may be in jeopardy.
We believe we currently have sufficient capital necessary for the effective implementation of our business plan. However, our future capital requirements depend on a number of factors, including our ability to grow our revenues, manage our business and control our expenses.   We may need to raise significant additional capital to fund the future growth of our Company, including advertising and marketing, continued investment in growing our client base and website development.   We presently do not have any available credit, bank financing or other external sources of liquidity.  Due to our limited history and historical operating losses, our operations have not been a source of liquidity.  We may need to obtain additional capital in order to expand operations and become profitable.  Financing transactions may include the issuance of equity or debt securities, obtaining credit facilities, or other financing mechanisms.  We anticipate that we will have certain difficulties raising capital given the development stage of our Company and the current uncertainties in the capital markets.  Accordingly, we cannot assure you that additional working capital will be available to us upon terms acceptable to us.  If we do not raise funds as needed, our ability to continue to implement our business model is in jeopardy and we may never be able to achieve profitable operations.  In that event, our ability to continue as a going concern is in jeopardy and you could lose all of your investment in our Company.

Failure to effectively develop and expand our sales and marketing capabilities could harm our ability to increase our customer base and achieve broader market acceptance of our services.
Increasing our customer base and achieving broader market acceptance of our services will depend to a significant extent on our ability to expand our sales and marketing operations. We plan to continue to expand our direct sales force which may require us to invest significant financial and other resources. Our business will be seriously harmed if our efforts do not generate a corresponding significant increase in revenue. We may not achieve anticipated revenue growth from expanding our direct sales force if we are unable to hire and develop talented direct sales personnel, if our new direct sales personnel are unable to achieve desired productivity levels in a reasonable period of time or if we are unable to retain our existing direct sales personnel.

We may lose or fail to attract and retain key employees and management personnel.
Our employees, including creative, digital, research, media and account specialists, and their skills and relationships with clients, are among our most valuable assets. Additionally, the Company will place substantial reliance on the business and industry experience and the institutional knowledge of members of the senior management team of the Company.  An important aspect of our competitiveness is our ability to attract and retain key employees and management personnel. Our ability to do so is influenced by a variety of factors, including the compensation we award and other factors which may be beyond our control. In addition, the public relations and marketing services industry is characterized by a high degree of employee mobility. If we were to fail to attract key personnel or suitable members of senior management or lose them to competitors or clients, our business and results of operations could be adversely affected.  Finding suitable replacements for any key employee or member of senior management on a timely basis and on terms acceptable to the Company could be difficult, and there may be significant competition for such personnel of similar experience.  The Company does not carry key person insurance on any member of its senior management.

If we fail to develop our brand, our business may suffer.
We believe that developing and maintaining awareness of our brand is critical to achieving widespread acceptance of our existing and future services and is an important element in attracting new customers. Successful promotion of our brand will depend largely on the effectiveness of our marketing efforts and on our ability to provide reliable and useful public relations services. Brand promotion activities may not yield increased revenue, and even if they do, any increased revenue may not offset the expenses we incurred in building our brand. If we fail to successfully promote and maintain our brand, or incur substantial expenses in an unsuccessful attempt to promote and maintain our brands, we may fail to attract new customers or retain our existing customers to the extent necessary to realize a sufficient return on our brand-building efforts, and our business could suffer.

If our services do not maintain market acceptance, our business, financial condition and results of operations could be adversely affected.
We have developed our own website and are building an inventory of customer content that we make available to our registered users. If our services do not maintain market acceptance among a wide variety of registered users, current customers may not continue to renew their agreements with us, and it may be more difficult for us to acquire new customers.  Our content distribution service is a trusted information source.

Security breaches and other disruptions could compromise our information and expose us to liability, which would cause our business and reputation to suffer.
We collect and store sensitive data, including intellectual property, our proprietary business information and that of our customers, suppliers and business partners and personally identifiable information of our customers and employees, in our data centers and on our networks. The secure processing, maintenance and transmission of this information is critical to our operations and business strategy.  Despite our security measures, our information technology and infrastructure may be vulnerable to attacks by hackers or breached due to employee error, malfeasance or other disruptions. Any such breach could compromise our networks and the information stored there could be accessed, publicly disclosed, lost or stolen. Any such access, disclosure or other loss of information could result in legal claims or proceedings, liability under laws that protect the privacy of personal information and regulatory penalties, disrupt our operations and the services we provide to customers and damage our reputation, and cause a loss of confidence in our services, which could adversely affect our business/operating margins, revenues and competitive position.

We may not be able to adequately adapt to changes in technology
The public relations and marketing services industries are characterized by rapid technological change, evolving industry standards, changing customer preferences and new product and service introductions. Our future success will depend on our ability to keep pace with changes in the markets in which we provide services. We cannot be sure that we will be successful in developing new services addressing evolving technologies in a timely or cost-effective manner or, if these services are developed, that we will be successful in the marketplace. In addition, we cannot be sure that products, services or technologies developed by others will not render our services less competitive. Our failure to address the demands of the rapidly evolving technological environment could have a material adverse effect on our business, results of operations and financial condition. The markets we serve are highly competitive. Our competitors may develop services which make our offerings obsolete. Our ability to develop and implement up to date services utilizing new technologies which meet evolving customer needs in consulting and systems integration and technology outsourcing markets will impact our future revenue growth and earnings.

Additionally, changes in technology may limit the competitiveness of and demand for our services. The online public relations industry is subject to technological advancements, and changing customer needs and preferences. Also, our customers continue to adopt new technology for business and personal uses. We must anticipate and respond to these industry and customer changes in order to remain competitive within our market. Our inability to respond to new competitors and technological advancements could impact all of our business.

We may not be able to adequately protect our intellectual property.
Third parties may claim that we are infringing their intellectual property rights. We may violate the rights of others without our knowledge. We may expose ourselves to additional liability if we agree to indemnify our clients against third party infringement claims. If the owner of intellectual property establishes that we are infringing its intellectual property rights, or that our intellectual property rights are invalid, we may be forced to change our website or services, and such changes may be expensive or impractical. We may then be forced to seek royalty or license agreements from the owner of such rights. If we are unable to agree on acceptable terms, we may be required to discontinue the sale of key products or halt other aspects of our operations. In addition, we may also be liable for significant financial damages for a violation of intellectual property rights, and we may incur significant expense in connection with indemnifying our clients against losses suffered by them. Any adverse result related to violation of third party intellectual property rights could materially and adversely harm our business, financial condition and results of operations. Even if intellectual property claims brought against us are without merit, they may result in costly and time consuming litigation, and may divert our management and key personnel from operating our business.

Confidentiality agreements with employees and others may not adequately prevent disclosure of trade secrets and other proprietary information.
To protect a substantial amount of our business, we have chosen to rely primarily on trade secrets law rather than seeking protection through patents. Trade secrets are inherently difficult to protect. In order to protect our intellectual property rights, including our proprietary technology and trade secrets, we rely in part on confidentiality agreements with our employees, licensees and other third parties. These measures and agreements may not effectively prevent disclosure of confidential information, including trade secrets, and may not provide an adequate remedy in the event of unauthorized disclosure of confidential information. While we believe we use reasonable efforts to protect our trade secrets, we could potentially lose future trade secret protection if any unintentional or willful disclosure by our directors, or employees, of such information occurs, including disclosure by employees during or after the termination of their employment with us, in particular if they were to join one of our competitors. Failure to obtain or maintain trade secret protection could adversely affect our competitive business position. In addition, if we are unable to prevent third parties from infringing or misappropriating our copyrights, trademarks or other proprietary information, our competitive position could be adversely affected.

We may not be able to obtain all material licenses.
As described above under the Governmental Regulations Pertaining to both TianJian WFOE and Xunna Beijing, our management believes that Xunna Beijing currently does not have all material licenses, permits and approvals necessary for our current operations.  Licensing or permitting authorities could refuse to issue Xunna Beijing’s licenses or permits if it fails to comply with the terms of such permits or licenses, and additional permits could in the future be required for Xunna Beijing’s existing or expanded operations. If licenses, permits or approvals necessary for Xunna Beijing’s operations are unavailable or unduly delayed, our ability to conduct our business could be substantially and adversely affected.

We are susceptible to undetected software errors, or “bugs”, that could reduce revenue, market share, and demand for our products and cause our business to encounter difficulties.
Product performance problems could result in lost or delayed revenue, loss of market share, failure to achieve market acceptance, diversion of development resources or injury to our reputation, any of which could have a material adverse effect on our business and financial performance. Software products we might use for our website may contain undetected errors, or bugs, which result in product failures or poor product performance. Our products may be particularly susceptible to bugs or performance degradation because of the emerging nature of Web-based technologies and the stress that may be placed on our products by the full deployment of our products to users. If these problems occur, our business may fail.

We do not presently have a Chief Financial Officer with U.S. public company experience.
We do not presently have a Chief Financial Officer that is familiar with the accounting and reporting requirements of a U.S. public company.  We are in the process providing education and training to our current Chief Financial Officer.  The position of Chief Financial Officer of a U.S. publicly-listed company is critical to the operations of such a company, and any failure of our Chief Financial Officer to act in an effective manner will negatively impact our business.

Risks Related to Doing Business in China

Recent scrutiny, criticism and negative publicity involving U.S. listed Chinese companies may negatively impact the market for our common stock, particularly if we become the subject of such criticism and negative publicity.
Recently, U.S. public companies that have substantially all of their operations in China have been the subject of intense scrutiny, criticism and negative publicity by investors, financial commentators and regulatory agencies, such as the Securities and Exchange Commission (the "SEC").  Much of the scrutiny, criticism and negative publicity has centered around financial and accounting irregularities and mistakes, a lack of effective internal controls over financial accounting, inadequate corporate governance policies or a lack of adherence thereto and, in many cases, allegations of fraud.   As a result of the scrutiny, criticism and negative publicity, the publicly traded stock of many U.S. listed Chinese companies has sharply decreased in value and, in some cases, has become virtually worthless.  Many of these companies are now subject to stockholder lawsuits, SEC enforcement actions and are conducting internal and external investigations into the allegations.  It is not clear what affect this sector-wide scrutiny, criticism and negative publicity will have on our company, our business and our stock price.  If we become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we will have to spend significant resources to investigate such allegations and/or to defend our company.  This situation will be costly and time consuming and distract our management from growing our company.  If such allegations are not proven to be groundless, our company and business operations would be severely damaged and your investment in our stock could be rendered worthless.

Economic, political and social conditions in China are subject to significant uncertainty and could affect our business.
All of our operations are located in China and our business is subject to political and economic uncertainties in China.  The economy of China differs from the economies of most developed countries in many respects, including the level of government involvement, the level of development, control of foreign exchange, and methods for allocating resources. A substantial portion of productive assets in China are owned by the Chinese government.  Changes in Chinese policies, laws and regulations, or in their interpretation or the imposition of confiscatory taxation, restrictions on currency conversion, restrictions or prohibitions on imports, restrictions or prohibitions on dividend payments to stockholders, devaluations of currency or the nationalization or other expropriation of private enterprises may occur from time to time without notice and could have an adverse effect on our business.  Nationalization or expropriation could result in the total loss of our investment in China. We have no control over most of these risks and may not be able to anticipate changes in Chinese economic and political conditions.

The Chinese government exerts substantial influence over the manner in which we must conduct our business activities.
We are dependent on our relationship with the local government in the province where we operate our business.  The Chinese government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership.  The Chinese central or local governments may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditure and efforts on our part to ensure our compliance with such regulations or interpretations.  Accordingly, government actions in the future, including any decision not to continue the support for recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of the economic policies, could have a significant effect on economic conditions in China or particular regions thereof, and could require us to divest ourselves of any interest we then hold in Chinese properties.

If relations between the United States and China worsen, our share price may decrease and we may have difficulty accessing U.S. capital markets.
At various times during recent years, the United States and China have had disagreements over political and economic issues.  Any political or trade controversies between the United States and China in the future could adversely affect the market price of our common stock and our ability to access U.S. capital markets.

We derive all of our sales from China and a slowdown or other adverse developments in the Chinese economy may adversely affect our customers, demand for Services and our business.
All of our revenues are generated in China.  The significant recent growth of China’s economy in recent years may not continue.  We do not know how sensitive we are to a slowdown in economic growth or other adverse changes in the Chinese economy that may affect demand for our services.  A slowdown in overall economic growth, an economic downturn or recession or other adverse economic developments in China may reduce the demand for our services and adversely affect our business.  In addition, the Chinese government may take action to slow the pace of the Chinese economy growth.  A slowdown in overall economic growth, an economic downturn or recession or other adverse economic developments in China may materially reduce the demand for our services and materially and adversely affect our business.

We may have limited legal recourse under Chinese law if disputes arise under our contracts with third parties.
The Chinese government has enacted some laws and regulations dealing with matters such as corporate organization and governance, foreign investment, commerce, taxation and trade.  Their experience in implementing, interpreting and enforcing these laws and regulations is limited, and our ability to enforce commercial claims or to resolve commercial disputes is unpredictable.  If our business ventures are unsuccessful, or other adverse circumstances arise from these transactions, we will face the risk that the parties to these ventures may seek ways to terminate the transactions, or, may hinder or prevent us from accessing important information regarding the financial and business operations of any company we may acquire.  The resolution of these matters may be subject to the exercise of considerable discretion by agencies of the Chinese government, and forces unrelated to the legal merits of a particular matter or dispute may influence their determination.  Any rights we may have to specific performance, or to seek an injunction under Chinese law, in either of these cases, are severely limited, and without a means of recourse by virtue of the Chinese legal system, may prevent us from succeeding in these situations.  In addition, the inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital and could have an adverse impact on our operations.

Because our principal assets are located, and our directors, executive officers and employees reside outside the United States, it may be difficult for you to enforce your rights or claims against our assets, directors, officers and employees based on the United States federal securities laws or to enforce judgments of the United States courts against us or them in China.
Our directors, officers and key employees reside in China.  In addition, our principal operating business and all of our assets are located in China.  China does not have a treaty with the United States providing for the reciprocal recognition and enforcement of judgments of courts.   It may therefore be difficult for investors in the United States to enforce their legal rights based on the civil liability provisions of the United States federal securities laws against us in the courts of either the United States or China and, even if civil judgments are obtained in courts of the United States, to enforce such judgments in Chinese courts.  Further, it is unclear if extradition treaties now in effect between the United States and China would permit effective enforcement against us or our officers and directors for criminal penalties, under the United States federal securities laws or otherwise.

We may have difficulty establishing adequate management, legal and financial controls in China, which could impair our planning processes and make it difficult to provide accurate reports of our operating results.
China historically has been deficient in Western style management and financial reporting concepts and practices, as well as in modern banking, and other control systems.  We may have difficulty in hiring and retaining a sufficient number of qualified employees familiar with these concepts, practices and systems to work in China.  As a result of these factors, and especially given that we expect to be a publicly listed company in the U.S.  and subject to regulation as such, we may experience difficulty in establishing management, legal and financial controls, collecting financial data and preparing financial statements, books of account and corporate records and instituting business practices that meet Western standards.

If the Chinese Government adopts a more flexible currency policy, exchange rates between the U.S. Dollar and Chinese Renminbi may not remain stable.
Our reporting currency is the U.S. dollar and our operations in China use local currency, Renminbi.  Substantially all of our revenue and expenses are in Chinese Renminbi.  We are subject to the effects of exchange rate fluctuations with respect to either of these currencies.  For example, the value of the Renminbi depends to a large extent on Chinese government policies and China’s domestic and international economic and political developments, as well as supply and demand in the local market.  Since 1994, the official exchange rate for the conversion of Renminbi to the U.S. dollar had generally been stable and the Renminbi had appreciated slightly against the U.S. dollar.   However, on July 21, 2005, the Chinese government changed its policy of pegging the value of Chinese Renminbi to the U.S. dollar.  Under the new policy, Chinese Renminbi may fluctuate within a narrow and managed band against a basket of certain foreign currencies.  It is possible that the Chinese government could adopt a more flexible currency policy, which could result in more significant fluctuation of Chinese Renminbi against the U.S. dollar.  The Chinese Renminbi may not be stable against the U.S. dollar or any other foreign currency.

If Chinese Renminbi were to decline in value our revenues may be reduced in U.S. dollar terms.
Our financial statements are translated into U.S. dollars at the average exchange rates in each applicable period.  To the extent the U.S. dollar strengthens against foreign currencies, the translation of these foreign currencies denominated transactions results in reduced revenue, operating expenses and net income for our international operations.  Similarly, to the extent the U.S. dollar weakens against foreign currencies, the translation of these foreign currency denominated transactions results in increased revenue, operating expenses and net income for our international operations.  We are also exposed to foreign exchange rate fluctuations as we convert the financial statements of our foreign consolidated subsidiaries into U.S. dollars in consolidation.  If there is a change in foreign currency exchange rates, the conversion of the foreign consolidated subsidiaries’ financial statements into U.S. dollars will lead to a translation gain or loss which is recorded as a component of other comprehensive income.  In addition, we have certain assets and liabilities that are denominated in currencies other than the relevant entity’s functional currency.  Changes in the functional currency value of these assets and liabilities create fluctuations that will lead to a translation gain or loss.  We have not entered into agreements or purchased instruments to hedge our exchange rate risks.  The availability and effectiveness of any hedging transaction may be limited and we may not be able to hedge our exchange rate risks.

The application of Chinese regulations relating to the overseas listing of Chinese domestic companies is uncertain.
On August 8, 2006, six Chinese government agencies, namely, the Ministry of Commerce, or MOFCOM, the State Administration for Industry and Commerce, or SAIC, the China Securities Regulatory Commission, or CSRC, the State Administration of Foreign Exchange, or SAFE, the State Assets Supervision and Administration Commission, or SASAC, and the State Administration for Taxation, or SAT, jointly issued the regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, which we refer to as the “New M&A Rules”, which became effective on September 8, 2006.  The New M&A Rules purport, among other things, to require offshore “special purpose vehicles,” that are (1) formed for the purpose of overseas listing of the equity interests of Chinese companies via acquisition and (2) are controlled directly or indirectly by Chinese companies and/or Chinese individuals, to obtain the approval of the CSRC prior to the listing and trading of their securities on overseas stock exchanges.

There are substantial uncertainties regarding the interpretation, application and enforcement of the New M&A Rules and CSRC has yet to promulgate any written provisions or formally declare or state whether the overseas listing of a China-related company structured similar to ours is subject to the approval of CSRC.  Any violation of these rules could result in fines and other penalties on our operations in China, restrictions or limitations on remitting dividends outside of China, and other forms of sanctions that may cause a material and adverse effect to our business, operations and financial conditions.

Recent Chinese regulations relating to the establishment of offshore special purpose companies by Chinese residents may subject our Chinese resident stockholders or our Chinese subsidiaries to penalties, limit our ability to distribute capital to our Chinese subsidiaries, limit our Chinese subsidiaries’ ability to distribute funds to us, or otherwise adversely affect us.
The State Administration of Foreign Exchange, or “SAFE”, issued a public notice in October 2005, or the SAFE Circular No. 75, requiring Chinese residents to register with the local SAFE branch before establishing or controlling any company outside of China for the purpose of capital financing with assets or equities of Chinese companies, referred to in the SAFE Circular No. 75 as special purpose vehicles, or SPVs.  Chinese residents who are stockholders of SPVs established before November 1, 2005 were required to register with the local SAFE branch before June 30, 2006.  Further, Chinese residents are required to file amendments to their registrations with the local SAFE branch if their SPVs undergo a material event involving changes in capital, such as changes in share capital, mergers and acquisitions, share transfers or exchanges, spin-off transactions or long-term equity or debt investments.

The Xunna Beijing Stockholders who are Chinese residents are required to file a registration with SAFE pursuant to SAFE Circular No. 75 because the Xunna Beijing Stockholders currently own equity in the Company.  Any failure by the Xunna Beijing Stockholders to file their registration with SAFE or any failure by future stockholders of our Chinese subsidiaries who are Chinese residents to comply with the registration procedures set forth in the SAFE Circular No. 75 will restrict and prohibit such individuals from transferring the proceeds from a sale of common stock to China.  If such sales proceeds are transferred to China without SAFE registration, any individual in violation thereof could be subject to a fine imposed by the PRC foreign exchange control agency in an amount of approximately 30% of the sales price as well as criminal liabilities.

We face uncertainty from the Circular on Strengthening the Administration of Enterprise Income Tax on Non-resident Enterprises' Share Transfer, or Circular 698, released in December 2009 by China's State Administration of Taxation, or the SAT, effective as of January 1, 2010.
Pursuant to the Circular 698 effective as of January 1, 2008, where a foreign investor transfers the equity interests of a Chinese resident enterprise indirectly via disposing of the equity interests of an overseas holding company, which we refer to as an Indirect Transfer, and such overseas holding company is located in a tax jurisdiction that: (i) has an effective tax rate less than 12.5% or (ii) does not tax foreign income of its residents, the foreign investor shall report such Indirect Transfer to the competent tax authority of the Chinese resident enterprise. The Chinese tax authority will examine the true nature of the Indirect Transfer, and if the tax authority considers that the foreign investor has adopted an abusive arrangement in order to avoid Chinese tax, they will disregard the existence of the overseas holding company and re-characterize the Indirect Transfer and as a result, gains derived from such Indirect Transfer may be subject to Chinese withholding tax at the rate of up to 10%.  Circular 698 also provides that, where a non-Chinese resident enterprise transfers its equity interests in a Chinese resident enterprise to its related parties at a price lower than the fair market value, the competent tax authority has the power to make a reasonable adjustment to the taxable income of the transaction.

There is uncertainty as to the application of Circular 698.  For example, while the term “indirectly transfer” is not defined, it is understood that the relevant PRC tax authorities have jurisdiction regarding requests for information over a wide range of foreign entities having no direct contact with China.  Moreover, the relevant authority has not yet promulgated any formal provisions or formally declared or stated how to calculate the effective tax in the country or jurisdiction and to what extent and the process of the disclosure to the tax authority in charge of that Chinese resident enterprise.  As a result, we may become at risk of being taxed under Circular 698 and we may be required to expend valuable resources to comply with Circular 698 or to establish that we should not be taxed under Circular 698, which could have a material adverse effect on our financial condition and results of operations.

We may be considered a resident enterprise of the PRC, and if so, the Enterprise Income Tax Law of PRC relating to PRC taxation on resident enterprise may subject us or our Stockholders to penalties.
The Enterprise Income Tax Law, or the “EIT Law”, of the PRC and its implementing rules provide that enterprises established outside China whose “de facto management bodies” are located in China are considered “resident enterprises” and subject to the uniform 25% enterprise income tax rate on global income. Our management is substantially based in the PRC and expects to be based in the PRC in the future.  It is unclear and uncertain how the PRC tax authorities would interpret and implement the EIT Law and its implementing rules and it remains uncertain whether the PRC tax authorities would determine that we are a “resident enterprise” or a “non-resident enterprise”.  If we are deemed as resident enterprise, we will be subject to a 25% enterprise income tax rate.  If we are deemed as resident enterprise, any failure to pay the enterprise income tax may result in a fine imposed by relevant PRC tax authorities in an amount from RMB 2,000 Yuan ($321.54) to RMB10,000 Yuan ($1,607.72) and any failure to pay the income tax within a limited period of time as requested by the PRC tax authorities may result in a fine in an amount from 50% to 500% of the taxes unpaid or underpaid.

Due to various restrictions under Chinese laws on the distribution of dividends by our Chinese operating companies, we may not be able to pay dividends to our stockholders.
The Wholly-Foreign Owned Enterprise Law (1986), as amended, the Wholly-Foreign Owned Enterprise Law Implementing Rules (1990), as amended and the Company Law of China (2006) contain the principal regulations governing dividend distributions by wholly foreign-owned enterprises.  Under these regulations, wholly foreign-owned enterprises may pay dividends only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations.  Additionally, we are required to set aside a certain amount of its accumulated profits each year, if any, to fund certain reserve funds.  These reserves are not distributable as cash dividends except in the event of liquidation and cannot be used for working capital purposes.   Xunna Beijing is required to annually transfer 10% of its net income, as determined in accordance with the PRC’s accounting rules and regulations, to a statutory surplus reserve fund until such reserve balance reaches 50% of Xunna Beijing’s registered capital.

The Chinese government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of China.  We may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency for the payment of dividends from the profits of Xunna Beijing.  Furthermore, if our subsidiaries in China incur debt on their own in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments.  If we are unable to receive all of the revenues from our operations through these contractual or dividend arrangements, we may be unable to pay dividends on our common stock.

The SAFE restrictions or changes in foreign exchange regulations in China may affect our ability to pay dividends in foreign currency or conduct other foreign exchange business.
We receive substantially all of our revenues in RMB, which is currently not a freely convertible currency.  The restrictions on currency exchanges may limit our ability to use revenues generated in RMB to make dividends or other payments in United States dollars.  The Chinese government strictly regulates conversion of RMB into foreign currencies.  Over the years, foreign exchange regulations in China have significantly reduced the government’s control over routine foreign exchange transactions under current accounts.  In China, SAFE regulates the conversion of the RMB into foreign currencies.  Pursuant to applicable Chinese laws and regulations, foreign invested enterprises incorporated in China are required to apply for “Foreign Exchange Registration Certificates.” Currently, conversion within the scope of the “current account” (e.g. remittance of foreign currencies for payment of dividends, trade and service-related foreign exchange transactions, etc.) can be effected without requiring the approval of SAFE, instead only to be registered with the SAFE.  However, conversion of currency in the “capital account” (e.g. for capital items such as direct investments, loans, securities, etc.) still requires the approval of SAFE.  In addition, failure to obtain approval from SAFE for currency conversion on the capital account may adversely impact our capital expenditure plans and our ability to expand in accordance with our desired objectives.

All of our income is derived from the profits of Xunna Beijing through the VIE Agreements.  SAFE restrictions may delay the payment of dividends, since we have to comply with certain procedural requirements and we may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency for the payment of dividends from the profits of Xunna Beijing, and it thus may delay our payment of dividend to the equity holders.

Foreign exchange transactions by PRC operating subsidiaries under the capital account continue to be subject to significant foreign exchange controls and are required to obtain the approval of and need to register with PRC government authorities, including SAFE.  In particular, if Xunna Beijing, our PRC VIE entity, borrows foreign currency through loans from us or other foreign lenders, these loans must be registered with SAFE, and if we finance Xunna Beijing by means of additional capital contributions, these capital contributions must be approved by certain government authorities, including the Ministry of Commerce, or their respective local counterparts.  These limitations could affect Xunna Beijing’ ability to obtain foreign exchange through debt or equity financing.

The Chinese government may also at its discretion restrict current account transactions to future foreign currencies.  If the foreign exchange control system prevents us from obtaining foreign currency, we may be unable to pay dividends or meet obligations that may incur in the future that require payments in foreign currency.

Failure to comply with the United States Foreign Corrupt Practices Act could subject us to penalties and other adverse consequences.
We are required to comply with the United States Foreign Corrupt Practices Act, which prohibits U.S. companies from engaging in bribery or other prohibited payments to foreign officials for the purpose of obtaining or retaining business.  Foreign companies, including some of our competitors, are not subject to these prohibitions.  Corruption, extortion, bribery, pay-offs, theft and other fraudulent practices occur from time-to-time in mainland China.  If our competitors engage in these practices, they may receive preferential treatment from personnel of some companies, giving our competitors an advantage in securing business or from government officials who might give them priority in obtaining new licenses, which would put us at a disadvantage.   We have no formal policies in place to prevent our employees or other agents from engaging in such conduct.  If such conduct is undertaken, we might be held responsible.  If our employees or other agents are found to have engaged in such practices, we could suffer severe penalties, which could adversely impact our business and results of operations.

Risks Related to our Corporate Structure

The Chinese government may determine that the VIE Agreements which we utilize to operate Xunna Beijing are not in compliance with applicable Chinese laws, rules and regulations and that they are therefore unenforceable.
In China it is widely understood that foreign investment enterprises, or FIEs, are forbidden or restricted from engaging in certain businesses or industries which are sensitive to the economy.  As we intend to centralize our management and operation in China without being restricted to conduct certain business activities which are important to our current or future business but are restricted or might be restricted in the future, we believe our VIE Agreements will be essential for our business operation.  Pursuant to the terms of the VIE Agreements, almost all of our business activities in China are managed and operated by Xunna Tianjin through Xunna Beijing and almost all economic benefits and risks arising from the business of Xunna Beijing are transferred to Xunna Tianjin.

There are risks involved with the operation of Xunna Beijing under the VIE Agreements. If the Chinese government determines the VIE Agreement used to control the operating company (Xunna Beijing) to be unenforceable as they circumvent the Chinese restrictions relating to foreign investment restrictions, the relevant regulatory authorities would have broad discretion in dealing with such breach, including:

●	imposing economic penalties;
●	discontinuing or restricting the operations of Xunna Tianjin or Xunna Beijing;
●	imposing conditions or requirements in respect of the VIE Agreements with which Xunna Tianjin may not be able to comply;
●	requiring us to restructure the relevant ownership structure or operations;
●	taking other regulatory or enforcement actions that could adversely affect our business; and
●	revoking the business license and/or the licenses or certificates of Xunna Tianjin or Xunna Beijing, and/or voiding the VIE Agreements.

Any of these actions could have an adverse impact on our business, financial condition and results of operations.

We depend upon the VIE Agreements in conducting our operations in China, which may not be as effective as direct ownership.
We conduct our business through our Chinese operating subsidiaries and generate the revenues through the VIE Agreements.  The VIE Agreements may not be as effective in providing us with control over Xunna Beijing as direct ownership.  The VIE Agreements are governed by Chinese laws and provide for the resolution of disputes through arbitration proceedings pursuant to Chinese laws.  Accordingly, the VIE Agreements will be interpreted in accordance with Chinese laws.  If Xunna Beijing or its stockholders fail to perform the obligations under the VIE Agreements, we may have to rely on legal remedies under Chinese laws, including seeking specific performance or injunctive relief, and claiming damages, and there is a risk that we may be unable to obtain these remedies.  The legal environment in China is not as developed as it is in other jurisdictions.  As a result, uncertainties in the Chinese legal system could limit our ability to enforce the VIE Agreements.

We conduct substantially all of our operations through our subsidiaries, and our performance will depend upon the performance of our subsidiaries.
We have no operations independent of Xunna Beijing.  As a result, we are dependent upon the performance of Xunna Beijing and will be subject to the financial, business and other factors affecting such subsidiary as well as general economic and financial conditions.  As substantially all of our operations are conducted through Xunna Beijing, we are dependent on the cash flow of Xunna Beijing to meet our obligations.

Because virtually all of our assets are held by our controlled VIE entity, the claims of our stockholders will be structurally subordinate to all existing and future liabilities and obligations, and trade payables of such VIE entity.  In the event of our bankruptcy, liquidation or reorganization, our assets and those of our subsidiaries will be available to satisfy the rights of our stockholders only after all of Xunna Beijing’s liabilities and obligations have been paid in full.

The pricing arrangement under the VIE Agreements may be challenged by Chinese tax authorities.
We could face adverse tax consequences if Chinese tax authorities determine that the VIE Agreements were not entered into based on arm’s length negotiations.  If the Chinese tax authorities determine that the VIE Agreements were not entered into on an arm’s length basis, they may adjust the income and expenses of our company for Chinese tax purposes which could result in higher tax liability.

Any deterioration of the relationship between Xunna Tianjin and Xunna Beijing could adversely affect the overall business operation of our company.
Our relationship with Xunna Beijing is governed by the VIE Agreements, which are intended to provide us, through our direct ownership of Xunna Tianjin, with effective control over the business operations of Xunna Beijing.  Xunna Beijing could violate the VIE Agreements, become bankrupt, suffer from difficulties in its business, fail to renew necessary permits and certifications or otherwise become unable to perform its obligations under the VIE Agreements and, as a result, our operations, reputation, business and stock price could be severely harmed.

If Xunna Tianjin exercises the purchase options over Xunna Beijing’s equity pursuant to the VIE Agreements, the payment of purchase prices could adversely affect our financial position.
Under the VIE Agreements, Xunna Tianjin holds an option to purchase all or a portion of the equity of Xunna Beijing at a price of Renminbi 1 Yuan each time when Xunna Tianjin exercises the option for whatever portion of the equity interest of Xunna Beijing.   If applicable Chinese laws and regulations require an appraisal of the equity interest or provide other restrictions on the purchase price, the purchase price shall be the lowest price permitted under the applicable Chinese laws and regulations.  As Xunna Beijing is already a contractually controlled VIE entity to our company, Xunna Tianjin’s purchase of Xunna Beijing’s equity would not bring immediate benefits to us.

Risks Related to our Common Stock

Our management owns a controlling interest in our voting stock and stockholders will not have any voice in our management.
Our management owns an aggregate of 94.77% of our outstanding common stock. As a result, our management will have the ability to control substantially all matters submitted to our stockholders for approval, including:

●	election of our board of directors;
●	removal of any of our directors; and
●	amendment of our certificate of incorporation or bylaws.

As a result of their ownership, our management is able to influence all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. In addition, sales of significant amounts of shares by our management, or the prospect of these sales, could adversely affect the market price of our common stock.

In addition, certain provisions of Nevada State law could have the effect of making it more difficult or more expensive for a third party to acquire, or of discouraging a third party from attempting to acquire control of the Company. For example, Nevada law provides that a majority of the stockholders is required to remove a director, which may make it more difficult for a third party to gain control of the Company. This concentration of ownership limits the power to exercise control by the minority shareholders. Since the CEO owns a controlling interest of the Company he would also be able to determine his own compensation.

If Xiangying Meng, Our CEO, Should Resign or Die, We Will Not Have a Chief Executive Officer. This Could Result in Our Operations Suspending, and You Could Lose Your Investment
We depend on the services of our CEO, Xiangying Meng, for the future success of our business. The loss of the services of Xiangying Meng could have an adverse effect on our business, financial condition and results of operations. If he should resign or die we will not have a chief executive officer. If that should occur, until we find another person to act as our chief executive officer, our operations could be suspended. In that event it is possible you could lose your entire investment. We do not carry any key personnel life insurance policies on Xiangying Meng and we do not have a contract for his services.

The transfer of the issued and outstanding shares of our common stock is restricted under Rule 144 of the Securities Act.  When the restriction on the transfer of the shares expires and the shares are eligible to be sold in the open market, the price of our common stock could be adversely affected.
All of our presently outstanding shares of common stock are “restricted securities” as defined in Rule 144 under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available.  Under Rule 144, shares of common stock issued by shell companies or former shell companies may be resold if the following conditions are met:

●	The issuer of the securities that was formerly a shell company has ceased to be a shell company,
●	The issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act,
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The issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Current Reports on Form 8-K; and

●
At least one year has elapsed from the time that the issuer filed current comprehensive disclosure, referred to as “Form 10 information”, with the SEC reflecting its status as an entity that is not a shell company.  The term “Form 10 information” means the information that is required to be disclosed by Form 10, a form used for the registration of a class of securities under Section 12 of the Exchange Act.

As a result, our stockholders will not be able to sell shares of our common stock until one year after the filing the date on which this Report on Form 8-K is filed, unless such shares are registered for resale under the Securities Act or otherwise exempt from registration.

There is currently no market for our common stock, but if a market for our common stock does develop, our stock price may be volatile.
We are listed on the OTCQB. However, as a result of the small number of holders of our common stock, no trading market currently exists. The lack of an active market may also reduce the fair market value of your shares. An inactive market may also impair our ability to raise capital by selling shares of capital stock and may impair our ability to acquire other companies or technologies by using common stock as consideration.  If a market develops, it is anticipated that the market price of our common stock will be subject to wide fluctuations in response to several factors including:

●	The ability to complete the development of our business plan;
●	The market price of our products and services; and
●	The ability to hire and retain competent personal in the future.

You may have difficulty trading and obtaining quotations for our Common Stock.
Our Common Stock is not presently traded. If a trading market for our Common Stock develops in the future, the bid and asked prices for our Common Stock on the OTCQB may fluctuate widely. As a result, investors may find it difficult to dispose of, or to obtain accurate quotations of the price of, our securities. This would severely limit the liquidity of the Common Stock, and would likely reduce the market price of our Common Stock and hamper our ability to raise additional capital.

We have never declared dividends on our common stock and do not plan to do so in the foreseeable future.
We are a development stage company. We intend to retain any future earnings to finance the operation and expansion of its business and do not anticipate paying any cash dividends in the foreseeable future. As a result, stockholders will need to sell shares of common stock in order to realize a return on their investment, if any. You should not rely on an investment in our company if you require dividend income. The only possibility of any income to investors would come from any rise in the market price of your stock, which is uncertain and unpredictable.  Our Board of Directors will determine future dividend policy based upon our results of operations, financial condition, capital requirements, legal restrictions imposed by the PRC and other circumstances.

Our common stock is subject to the “penny stock” rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.
The SEC has adopted Rule 15g-9 under the Exchange Act which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

●	that a broker or dealer approve a person’s account for transactions in penny stocks; and
●	the broker or dealer receives from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must:

●	obtain financial information and investment experience objectives of the person; and
●
make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form:

●	sets forth the basis on which the broker or dealer made the suitability determination; and
●	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

FINRA sales practice requirements may also limit a stockholder’s ability to buy and sell our stock.
In addition to the “penny stock” rules described above, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

The Company’s CEO Will Not Be Devoting a Majority of His Time to the Development of the Company, Which May Result in Periodic Interruptions and Even Business Failure.
Xiangying Meng, our CEO, has other business interests that could take the majority of his time, which may create conflicts of interests that would materially harm the Company. The Company is entirely dependent upon the efforts of its officer. If he is unable to devote at least 25 hours of his time to the development of the Company it would have a significant impact on the development of our business and may result in our Company to fail. Presently Mr. Meng is devoting 25-30 hours per week to the Company.

Because Our CEO Has No Formal Training in Financial Accounting and Management for Public Companies, in the Future, There May Not Be Effective Disclosure and Accounting Controls to Comply with Applicable Laws and Regulations Which Could Result in Fines, Penalties and Assessments Against Us.
Neither our CEO nor our CFO has formal training in financial accounting and management; however, they are responsible for our managerial and organizational structure, which includes the preparation of disclosure and accounting controls.  Neither our CEO nor our CFO has any formal training in financial accounting matters of public companies. Each has been reviewing the financial statements that have been audited and reviewed by our auditors and included in this prospectus. Each is responsible for administering our disclosure and accounting controls.  Without sufficient experience, they may be incapable of creating and implementing the controls which may cause us to be subject to sanctions and fines by the SEC which ultimately could cause you to lose your investment.

We May Have Difficulty Attracting and Retaining Skilled Personnel. Our Failure To Do So Could Cause Us To Go Out Of Business.
Our future success will depend in large part on our ability to attract and retain highly skilled management, sales, marketing, and finance and product development personnel. Competition for such personnel is intense, and there can be no assurance that we will be successful in attracting or retaining such personnel. Failure to attract and retain such personnel could have a material adverse effect on our operations and financial condition or cause us to go out of business.

We Have No Experience as a Public Company; Our Inability to Successfully Operate as a Public Company Could Cause You To Lose Your Entire Investment.
We have limited experience operating as a public company. Our initial public offering – effected through this secondary offering – went effective in March 2012.  To date, no shares have been sold under this secondary offering and no shares of common stock have traded on a stock exchange.  We have limited experience in complying with the various rules and regulations, which are required of a public company. As a result, we may not be able to operate successfully as a public company, even if our operations are successful. We plan to comply with all of the various rules and regulations, which are required of a public company. However, if we cannot operate successfully as a public company, your investment may be materially adversely affected. Our inability to operate as a public company could be the basis of your losing your entire investment.

Risks Related to Our Offering

If We Complete a Financing Through the Sale of Additional Shares of Our Common Stock in the Future, Then Shareholders Will Experience Dilution.
The most likely source of future financing presently available to us is through the sale of shares of our common stock. Any sale of common stock will result in dilution of equity ownership to existing shareholders.

This means that if we sell shares of our common stock, more shares will be outstanding and each existing shareholder will own a smaller percentage of the shares then outstanding. To raise additional capital we may have to issue additional shares, which may substantially dilute the interests of existing shareholders. Alternatively, we may have to borrow large sums, and assume debt obligations that require us to make substantial interest and capital payments.

Because There Is No Public Trading Market For Our Common Stock, You May Not Be Able To Resell Your Stock.
There is currently no public trading market for our common stock. Therefore there is no central place, such as stock exchange or electronic trading system to resell your shares.

There Is Currently No Market For Our Common Stock, But If A Market For Our Common Stock Does Develop, Our Stock Price May Be Volatile.
There is currently no market for Xunna’s common stock and there is no assurance that a market will develop. If a market develops, it is anticipated that the market price of Xunna’ s common stock will be subject to wide fluctuations in response to several factors including:

☐	The financial results of our development stage business;
☐	The market price of Xunna ’s products and services; and
☐	The ability to hire and retain competent personal in the future.

Our Shares of Common Stock may Lose the Approval For Listing On The OTC Bulletin Board (OTCBB); Therefore Shareholders May Not Have A Market To Sell Their Shares, Neither In The Near Term Or Long Term.
We can provide no assurance to investors that our common stock will continue to be traded on any exchange or electronic quotation service. Quotation of our common stock on the OTCBB depends upon a market maker submitting an application on behalf of the Company. We currently have a market maker who has submitted this application and there can be no assurance that a market maker will do so in the future.  Even if an application is submitted on our behalf, we may not be approved to trade on the OTCBB, and we may not meet the requirements for listing on the OTCBB. If we do not meet the requirements of the OTCBB, there would be no market for shareholders to sell their stock and any investment made would be lost.

Because Our Securities Are Subject To Penny Stock Rules, You May Have Difficulty Selling Your Shares.
Our shares are penny stocks are covered by section 15(g) of the Securities Exchange Act of 1934 which imposes additional sales practice requirements on broker/dealers who sell the Company's securities including the delivery of a standardized disclosure document; disclosure and confirmation of quotation prices; disclosure of compensation the broker/dealer receives; and, furnishing monthly account statements. For sales of our securities, the broker/dealer must make a special suitability determination and receive from its customer a written agreement prior to making a sale. The imposition of the foregoing additional sales practices could adversely affect a shareholder's ability to dispose of his stock.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock from the selling stockholders.

DETERMINATION OF OFFERING PRICE

The selling stockholders may sell shares of our common stock at a fixed price of $0.01 per share until our common stock is quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. The fixed price of $0.01 has been arbitrarily determined. Our common stock has been available for quotation on the OTCQB since August 12, 2012 under the symbol XUNA. To date, there has been no active trading in the stock.  If a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling stockholders. The offering price would thus be determined by market factors and the independent decisions of the selling stockholders

DILUTION

The common stock to be sold by the selling stockholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing stockholders.

DESCRIPTION OF SECURITIES

General

The authorized capital stock consists of 85,000,000 shares with a par value of $0.001 per share consisting of 75,000,000 common shares and 10,000,000 preferred shares.  On March 27, 2013, the record holders of shares of our common stock, constituting 100% of the voting power of our issued and outstanding shares of our common stock consented in writing to an amendment to our Certificate of Incorporation to:

●	increase the number of authorized shares from 85,000,000 to 300,000,000; and

●	authorize the board of directors to effect a ten-for-one (10:1) forward stock split of the outstanding shares of common stock.

These corporate actions will become effective on the filing of a certificate of amendment to our certificate of incorporation with the Secretary of State of Nevada which filing will occur at least 20 days after the date of the mailing of an Information Statement to our stockholders.

Common Stock

As of April 24, 2013, there are 13,000,000 shares of common stock issued and outstanding, 9,000,000 shares are held by our Chairman Jiaxing Fu and 3,200,000 shares are held by our Officer / Director, Xiangying Meng.

Holders of common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of common stock representing a majority of the voting power of Xunna’s capital stock issued and outstanding and entitled to vote represented in person or by proxy, are necessary to constitute a quorum at any meeting of company stockholders. A vote by the holders of a majority of the outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to the articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of the common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to the common stock.

Preferred stock

There are no preferred shares issued, there are 10,000,000 preferred shares authorized

Warrants

None

Transfer Agent
Xunna has engaged the services of West Coast Stock Transfer Inc. (619-664-4780) as the registrar and transfer agent for our shares of common stock.

Shareholders

There are currently 4 total shareholders. Each shareholder has sole investment power and sole voting power over the shares owned by such shareholder.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation and Bylaws, as amended, provides to the fullest extent permitted by Nevada law, our directors or officers shall not be personally liable to us or our stockholders for damages for breach of such director's or officer's fiduciary duty. The effect of these provisions of our Articles of Incorporation and Bylaws, as amended, is to eliminate our rights and our stockholders (through stockholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Articles of Incorporation and Bylaws, as amended, are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act” or “Securities Act”) may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

PLAN OF DISTRIBUTION

Each Selling Shareholder of the common stock and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock covered hereby on the principal trading market or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or negotiated prices. A Selling Shareholder may use any one or more of the following methods when selling shares:

☐	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
☐	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
☐	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
☐	an exchange distribution in accordance with the rules of the applicable exchange;
☐	privately negotiated transactions;
☐	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;
☐	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;
☐	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
☐	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and, in the case of a principal transaction, a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the common stock or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The Selling Stockholders may also sell shares of the common stock short and deliver these securities to close out their short positions or to return borrowed shares in connection with such short sales, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Common Stock. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

We will pay certain fees and expenses incurred by us incident to the registration of the shares.

The Selling Stockholders will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder, unless an exemption therefrom is available.

The Selling Stockholders have advised us that there is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the Selling Stockholders.

The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares of Common Stock covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

There can be no assurance that any selling shareholder will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.

Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

SELLING STOCKHOLDERS

The following table sets forth the common stock ownership of the selling stockholders as of April 24, 2013. Other than as set forth in the following table, the selling stockholders have not held any position or office or had any other material relationship with us or any of our predecessors or affiliates within the past three years. None of the selling stockholders are registered broker dealers or affiliates of registered broker dealers.

Name of Selling Stockholder and Position, Office or Material Relationship with Company (NA)	Common Shares Owned by the Selling Stockholder2	Total Shares to be Registered Pursuant to this Offering	Percentage of Common Stock Before Offering		Number of Shares Owned by Selling Stockholder After Offering and Percent of Total Issued and Outstanding1

LINA GONG XIUJIE WANG	660,000 20,000	660,000 20,000	5.08 *	%	0 0

1) Assumes all of the shares of common stock offered are sold and, 13,000,000 common shares are issued and outstanding.

2) Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities.

There are no agreements between the company and any selling shareholder pursuant to which the shares subject to this registration statement were issued.

To our knowledge, none of the selling shareholders or their beneficial owners:

* has had a material relationship with us other than as a shareholder at any time within the past three years;
* has ever been one of our officers or directors or an officer or director of our predecessors or affiliates; or
* are broker-dealers or affiliated with broker-dealers.

We may require the selling shareholders to suspend the sales of the securities offered by this Prospectus upon the occurrence of any event that makes any statement in this Prospectus, or the related registration statement, untrue in any material respect or that requires the changing of statements in these documents in order to make statements in those documents not misleading. We will file a post-effective amendment to this registration statement to reflect any material changes to this Prospectus.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The firm of Novi & Wilkin, Reno, NV, an independent legal counsel, has provided an opinion on the validity of XUNNA INFORMATION TECHNOLOGY INC.’s issuance of common stock and is presented as an exhibit to this filing.

The law firm of Beijing Beiyuan has provided an opinion on the pertinent issue of Xunna’s responsibility regarding the laws of doing business in China.

The financial statements included in this Prospectus and in the Registration Statement for (i) the Company have been audited by the firm of Patrizzo & Zhao for the period set forth in their report (which contains an explanatory paragraph regarding Xunna’s ability to continue as a going concern) appearing elsewhere herein and in the Registration Statement, and (ii) Xunna Beijing have been audited by Paritz & Company, P.A. and Morison Cogen LLP for the period set forth in their report appearing elsewhere herein and in the Registration Statement, and are included in reliance upon such reports given upon the authority of said firms as experts in auditing and accounting.

DESCRIPTION OF BUSINESS

Background and Corporate Structure
Our organizational chart is below:

1.	Xunna Information Technology Inc.

Xunna Information Technology Inc., or the Parent Company, was incorporated on March 22, 2011 in the State of Nevada.  The Parent Company has authorized capital stock consisting 75,000,000 shares of common stock, and 10,000,000 shares of preferred stock.  Before it acquired Xunna Beijing, Xunna planned to provide small-size enterprises with internet building services, including website development and design, market analysis and general commercial services such as business planning and accounting support for start-up internet companies in the People’s Republic of China, the PRC or China.  However, as a result of the acquisition, our principal business became the business of Xunna Beijing, whose business is set forth in more detail below.

We have selected June 30 as our fiscal year end.  We are not a blank check registrant as that term is defined in Rule 419(a)(2) of Regulation C of Securities Act of 1933, since it have had a specific business plan or purpose.

2.	Xunna Network Technology (Beijing) Co., Ltd.

Xunna Network Technology (Beijing) Co., Ltd., or Xunna Beijing, is a development-stage company which was incorporated in Beijing, China on April 25, 2011.  It had initial registered capital of RMB 600,000 Yuan ($92,624).  Xunna Beijing engages in the business of providing certain public relations and marketing services to small to medium size enterprises (i.e., those generally having one hundred or fewer employees); it also plans on offering its services to governmental agencies or authorities.

On January 31, 2013, Xunna Tianjin entered into a series of variable interest entity contractual agreements, or VIE Agreements, with Xunna Beijing and Xunna Beijing’s two stockholders, Jiaxing Fu and HongLin Tian.  Pursuant to the VIE Agreements, Xunna Tianjin effectively assumed control of the business, operations and financial affairs of  Xunna Beijing and has the right to appoint all of the directors, executive officers and senior management personnel of Xunna Beijing.  Xunna Tianjin is entitled to receive, among other things, service fees in an amount equal to 90% of the gross profit arising from Xunna Beijing’s operations. In addition, the Xunna Beijing Stockholders granted to Xunna Tianjin an exclusive option to acquire all of their equity interests in Xunna Beijing.

Xunna Tianjin is an indirect, wholly-owned subsidiary of the Parent Company.  As a result of the VIE Agreements, the Parent Company will consolidate Xunna Beijing’s financial results in the Parent Company’s financial statements as a variable interest entity pursuant to U.S. GAAP following February 4, 2013.

Mission

Our mission is to provide small-to-medium size businesses and governmental entities with the opportunity to disseminate widely over the internet through our website information and announcements regarding their products, services, activities, developments and recent and future events at reasonable cost.

Services

We assist customers in the effective distribution of information and news regarding their operations, activities, developments and recent and upcoming events.  Specifically, we either (i) obtain such information and news from our customers in the form of press releases or articles, which we may then edit as to form or content, as requested by our customer or as we deem appropriate;  or (ii) obtain information from our customers and prepare articles for them.  We also offer to prepare video presentations regarding our customers.

After obtaining from our customers or producing articles, videos or other materials regarding a customer, we post the material on our website. The content is organized by industry or type of business.  We then make the content available to news websites, search engines and web platforms who have registered with us to have access to the content of our archives.  These registered users are then able to access specific content in our archives and post the material on their websites.

Market for Our Services

We believe that, in order for small-to-medium size enterprises to take advantage of opportunities in the expanding Chinese economy, it is increasingly important for them to engage in internet-based marketing activities. However, many companies, as well as governmental entities, are not able to engage in such activities effectively, whether as a result of budgeting, infrastructure or personnel limitations. Our public relations and marketing capabilities are designed to address this need.

Contracts with Customers

During the period from September 2011 through October 2011, we entered into service contracts with a total of ten customers.  The contracts typically had a term of one year, and, accordingly, each has expired.  We charged customers uniform fees based on (i) the number of articles or videos which the customer wished us to post to our archives; (ii) the number of new websites who download the material for publication on their respective websites; and the nature of such websites.  We continue to maintain, a tiered pricing structure based upon the nature of the news websites, such as large, general news websites, or industry-specific websites.  Under each contract, the customer assured us of the accuracy of the information it provided to us and agreed to indemnity us against any loss or damage we might incur as a result of our inclusion of the information in our archives for distribution to new websites.

We ceased soliciting new clients in late 2011 and early 2012, in advance of the Chinese New Year.  Subsequent to that time, we worked on improving the functionality of our website and the organization and development of sales teams, each consisting of four individuals who solicit new clients and two individuals who conduct interviews of potential clients. We intend to have ten sales teams operating by June 30, 2013.

Subsequent to our completion of the improvement of our website in mid-December 2012, we entered into service contracts with two new customers.  These contracts are in a new standard form which we intend to use with new customers.  Under our new form of contract, we charge customers a fixed fee per article or video which we post on our website. Each article shall contain 300-2000 Chinese characters and one or two pictures.  Each contract will specify the maximum number of articles or videos which we will post on our website for the customer.  The customer must provide a deposit to us at the time we enter into the contract with the customer for that number of articles or videos and pay the balance of the total amount within three days after the contract is signed.

We have the right to refuse to include in our archives any article or video which we believe to contain inaccurate information or the publication of which would violate applicable privacy or copyright laws or any other law.

Contracts with News Websites and Search Engines

We make available articles and videos on behalf of our customers to websites, who we refer to as “members”. The members register on-line with our Xunna website.  In order to be eligible to register, the website must meet certain criteria and agree to be bound by rules published by Xunna Beijing website.  A total of approximately 1,000 news websites and search engines have registered with us.  For purposes of the fees we charge to our customers, we classify the websites and search engines into three categories:

●
A-Level Websites and Search Engines - A number of the websites which have registered with us are hosted by large new agencies or media companies which are well known in PRC.  In addition, well known search engines and web platforms have also registered with us.

●	B-Level Websites and Search Engines - Includes provincial level news websites.

●
C-Level Websites and Search Engines - Includes city and local level news websites and industry-specific websites such as automobile, home appliance, internet technology, real estate, women’s products, health, finance, mechanics and education.

We pay a small fee to our “members” for each article, video or other item of content the member obtains from our archive.

Competition

Although we are not aware of other companies which provide similar web based public relations services to customers, we may face competition from other companies that seek to provide such services in the future. Many of our potential competitors have greater financial resources, longer operating histories and more experience in attracting and retaining and managing customers than we do. They may use their experience and resources to compete with us in a variety of ways, including by competing more heavily for customers and subscribers to the content archived on our website.  They may also invest more heavily in research and development including website technology. Such competition could weaken our brand and impede our development.  We may also face competition from other types of advertising media, such as television, radio newspapers, magazines, yellow pages, billboards and other forms of outdoor media.

Intellectual Property

Our intellectual property consists of proprietary information relating to our website technology (including our interface with subscribers who register to have access to our website), customer lists and other customer-related information.  We rely primarily on trade secrets law and confidentiality agreements with our employees, subscribers to our website and other third parties.  We do not presently own any copyrights, trademarks or patents.  While we believe that we use reasonable efforts to protect our trade secrets, trade secrets are inherently difficult to protect.  If we do not effectively prevent disclosure of our confidential information, it is likely that our business, competitive position and prospects would be materially adversely affected.

Seasonality

Although we are a development stage company with no significant historical track record of operations, we anticipate that the rate at which we attract new customers generally will be lower in our first fiscal quarter ending March 31 of each year than in other quarters due to the slowdown in business generally which occurs in advance of and during the Chinese New Year.

Employees

We presently have 34 employees, all of whom serve full-time and none of whom is covered by union contracts.  We consider employee relations to be good and no problems with the workforce are evident.

Governmental Regulations

We are subject to numerous central, provincial and local laws and regulations, which may be changed from time to time in response to economic or political conditions and could have a significant impact upon overall operations.  Changes in these regulations could require us to expend significant resources to comply with new laws or regulations or changes to current requirements and could have a material adverse effect on our company.

A.	Governmental Regulations Pertaining to Xunna Tianjin

Catalogue of Guidance to Foreign Investment

Foreign investors are permitted to set up a 100% foreign owned enterprise in industries that are conducive to the development of China’s economic benefits, and are not prohibited or restricted by Chinese government. The Catalogue of Guidance to Foreign Investment, promulgated by the National Development and Reform Commission and the Ministry of Commerce in 1995 and most recently amended in 2011, categorizes certain fields of potential investment as either “prohibited,” “restricted” or “encouraged”.

According to The Provisions on Guiding the Orientation of Foreign Investment, projects with foreign investment that do not fall into the categories of “encouraged”, “restricted” or “prohibited” projects shall be deemed as permitted.  In China, scope of a business is usually one sentence description covering all of the present and future activities of the business. Xunna Tianjin’s business license states that its business scope is “software information technology consulting and system software development,” which is permitted under Chinese laws.  It is notable that the fact Xunna Tianjin obtains the business license itself proves that Xunna Tianjin is permitted to conduct business within the scope as set forth in its business license.

B.	Governmental Regulations Pertaining to Xunna Beijing

In China, certain areas related to the internet, such as telecommunications, internet information services, connections to the international information networks, internet information security and censorship are covered by laws and regulations issued by various China governmental authorities, including:

(1)	the Ministry of Industry and Information Technology (MIIT);
(2)	the Ministry of Culture (MOC);
(3)	the General Administration of Press and Publication (GAPP);
(4)	the State Administration for Radio, Film and Television (SARFT);
(5)	the National Copyright Administration (NCA);
(6)	the State Administration for Industry and Commerce (SAIC);
(7)	the State Council Information Office (SCIO);
(8)	the Ministry of Commerce (MOFCOM);
(9)	the Bureau of Protection of State Secrets; and
(10)	the Ministry of Public Security.

Regulation on Telecommunications Services
The Telecommunications Regulations, which became effective on September 25, 2000, are the core regulations related to telecommunications services in China. The Telecommunications Regulations set out basic guidelines on different types of telecommunications business activities, including the distinction between “basic telecommunications services” and “value-added telecommunications services.” According to the Catalog of Telecommunications Business (2003 Amendment), implemented on April 1, 2003 and attached to the Telecommunications Regulations, internet information services are deemed to be value-added telecommunications services. The Telecommunications Regulations require the operators of value-added telecommunications services to obtain value-added telecommunications business operation licenses from MIIT or its provincial delegates prior to the commencement of such services. Under these regulations, if the value-added telecommunications services offered include mobile network information services, the operation license for value-added telecommunications business must include the provision of such services in its covered scope.

Internet Information Services
The Administrative Measures on Internet Information Services, or the ICP Measures, issued by the State Council on September 25, 2000 and amended on January 8, 2011, regulate the provision of internet information services. According to the ICP Measures, “internet information services” refer to services that provide internet information to online users, and are categorized as either commercial services or non-commercial services. Pursuant to the ICP Measures, internet information commercial service providers shall obtain an ICP license, from the relevant local authorities before engaging in the providing of any commercial internet information services in China. In addition, if the internet information services involve provision of news, publications, education, medicine, health, pharmaceuticals, medical equipment and other services that statutorily require approvals from other additional governmental authorities, such approvals must be obtained before applying for the ICP license.

Besides the ICP Measures, other relevant measures also ban internet activities that constitute publication of any content that propagates obscenity, pornography, gambling and violence, incite the commission of crimes or infringe upon the lawful rights and interests of third parties, among others. If an internet information service provider detects information transmitted on their system that falls within the specifically prohibited scope, such provider must terminate such transmission, delete such information immediately, keep records and report it to the governmental authorities in charge. Any provider’s violation of these prescriptions will lead to the revocation of its ICP license and, in serious cases, the shutting down of its internet systems.  To the extent that ICP license is required when Xunna Beijing engages in providing any commercial internet information services business, Xunna Beijing will apply for the ICP license.

Internet Publication and Cultural Products
The Tentative Measures for Internet Publication Administration, or Internet Publication Measures, were jointly promulgated by the GAPP and the MIIT on June 27, 2002 and became effective on August 1, 2002. The Internet Publication Measures imposed a license requirement for any company that engages in internet publishing, which means any act by an internet information service provider to select, edit and process content or programs and to make such content or programs publicly available on the internet.  To the extent that such license is required, Xunna Beijing will apply for such required license.

Intellectual Property Rights

a) Software Registration
The State Council and the NCA have promulgated various rules and regulations relating to the protection of software in China. According to these rules and regulations, software owners, licensees and transferees may register their rights in software with the SCB or its local branches and obtain software copyright registration certificates. Although such registration is not mandatory under PRC law, software owners, licensees and transferees are encouraged to go through the registration process because registered software rights may be entitled to better protections.

b) Patents
The National People’s Congress adopted the Patent Law of the People’s Republic of China in 1984 and amended it in 1992, 2000 and 2008. A patentable invention, utility model or design must meet three conditions: novelty, inventiveness and practical applicability. Patents cannot be granted for scientific discoveries, rules and methods for intellectual activities, methods used to diagnose or treat diseases, animal and plant breeds or substances obtained by means of nuclear transformation. The Patent Office under the State Intellectual Property Office is responsible for receiving, examining and approving patent applications. A patent is valid for a twenty-year term for an invention and a ten-year term for a utility model or design, commencing on the application date. Except under certain specific circumstances provided by law, any third party user must obtain consent or a proper license from the patent owner to use the patent, or else the use will constitute an infringement of the rights of the patent holder.

c) Copyright Law
The Copyright Law of the People’s Republic of China, promulgated in 1990 and amended in 2001 and 2010, and its related implementing regulations, promulgated in 2008, are the principal laws and regulations governing copyright related matters in China. The amended Copyright law covers internet activities, products disseminated over the internet and software products, among the subjects entitled to copyright protections. Registration of copyrights is voluntary, and is administrated by the China Copyright Protection Center.

To address copyright issues relating to the internet, on November 22, 2000, the PRC Supreme People’s Court adopted the Interpretations on Some Issues Concerning Applicable Laws for Trial of Disputes over Internet Copyright, or the Interpretations, which were subsequently amended on December 23, 2003 and November 20, 2006. The Interpretations establish joint liability for internet service providers if they participate in, assist in or abet infringing activities committed by any other person through the internet, are aware of the infringing activities committed by their website users through the internet, fail to remove infringing content or take other action to eliminate infringing consequences after receiving a warning with evidence of such infringing activities from the copyright holder. In addition, internet service providers are liable for copyright infringement if they knowingly upload, transmit or provide any methods, equipment or materials which are intended to bypass or disrupt circumvention technologies designed to protect the copyrights of other individuals. Upon request, internet service providers must provide copyright holders with the registration information of users who are alleged to be guilty of copyright violations, provided that such copyright holders produce relevant evidence of identification, copyright ownership and infringement. Where an internet service provider takes measures to remove the alleged infringing content after receiving a warning from the relevant copyright holder with credible evidence, the PRC courts will not uphold the claim of the alleged perpetrator of such copyright infringement against the internet service provider for breach of contract.

Under the Copyright Law and its implementation rules, anyone infringing upon the copyrights of others is subject to various civil liabilities and penalties, which include ceasing the infringement, eliminating the damages, apologizing to the copyright owners and compensating the copyright owners for such owners’ actual and other losses resulting from such infringement. If the actual loss of the copyright owner is difficult to calculate, the income received by the offender as a result of the copyright infringement shall be deemed to be the actual loss; or if such income is in itself difficult to calculate, the relevant PRC court may decide the amount of the actual loss up to RMB500,000 Yuan for each infringement.

To address the problem of copyright infringement related to content posted or transmitted on the internet, the PRC National Copyright Administration and MIIT jointly promulgated the Measures for Administrative Protection of Internet Copyright on April 29, 2005. These measures, which became effective on May 30, 2005, apply to acts of directly providing services such as uploading, storing, linking or searching works, audio or video products, or other content through the internet based on the instructions of internet users who publish content on the internet, or Internet Content Providers, without editing, amending or selecting any stored or transmitted content. When imposing administrative penalties under the Act for infringement of   any users’ right of communication through information networks, the Measures for Imposing Copyright Administrative Penalties, promulgated in 2009, will be applied.

When a copyright holder finds that certain internet content infringes upon its copyright and sends a notice to the relevant internet information service operator, such operator is required to (i) immediately take measures to remove the relevant content, and (ii) retain all infringement notices for six months and record the content, display time and IP addresses or the domain names related to the infringement for 60 days.  If any content is removed by an internet information service operator according to the notice of a copyright holder, the content provider may deliver a counter-notice to both the internet information service operator and the copyright holder, stating that the removed content does not infringe upon the copyright of other parties. After the delivery of such counter-notice, the internet information service operator may immediately reinstate the removed content and shall not bear administrative legal liability for such reinstatement.

An internet information service operator may be subject to cease-and-desist orders and other administrative penalties such as confiscation of illegal income and fines, if it is clearly aware of a copyright infringement through the internet or, although not aware of such infringement, it fails to take measures to remove relevant content upon receipt of the copyright owner’s notice of such infringement and, as a result, damages public interests. Where there is no evidence to indicate that an internet information service operator is clearly aware of the existence of copyright infringement, or the internet information service operator has taken measures to remove relevant contents upon receipt of the copyright owner’s notice, the internet information service provider shall not bear the relevant administrative legal liabilities.

On May 18, 2006, the State Council issued the Protection of the Right of Communication through Information Network, which took effect on July 1, 2006. Under this regulation, an internet information service provider may be exempt from indemnification liabilities under the following circumstances:

●
Any internet information service provider that provides automatic internet access service upon instructions from its users or provides automatic transmission service for works, performances and audio-visual products provided by its users is not required to assume indemnification liabilities if (a) it has not chosen or altered the transmitted works, performance and audio-visual products and (b) it provides such works, performances and audio-visual products to the designated users and prevents any persons other than such designated users from obtaining access.

●
Any internet information service provider that, for the sake of improving network transmission efficiency, automatically stores and provides to its own users relevant works, performances and audio-visual products obtained from any other internet information service providers, is not required to assume indemnification liabilities if (a) it has not altered any of the works, performance or audio-visual products that are automatically stored; (b) it has not prevented such original internet information service provider from identifying where the users obtained the relevant works, performance and audio-visual products; and (c) when the original internet information service provider revises, deletes or shields the works, performances and audio-visual products, it will automatically revise, delete or shield the same.

●
Any internet information service provider that provides its users with information memory space for such users to provide work, performances and audio-visual products to the general public via an informational network are not required to assume indemnification liabilities if (a) it clearly indicates that the information memory space is provided to the users and publicizes its own name, contact person and web address; (b) it has not altered the work, performance and audio-visual products that are provided by the users; (c) it is not aware of or has no reason to know that the works, performances and audio-visual products provided by the users infringe upon the copyrights of others; (d) it has not directly derived any economic benefit from the providing of the works, performances and audio-visual products by its users; and (e) after receiving a notice from the copyright holder, it promptly deletes the allegedly infringing works, performances and audio-visual products pursuant to the relevant regulation.

d) Domain Name
In September 2002, the CNNIC issued the Implementing Rules for Domain Name Registration setting forth detailed rules for registration of domain names. On November 5, 2004, the MIIT promulgated the Measures for Administration of Domain Names for the Chinese Internet, or the Domain Name Measures. The Domain Name Measures regulate the registration of domain names. In February 2006, the CNNIC issued the Measures on Domain Name Dispute Resolution and relevant implementing rules, pursuant to which the CNNIC can authorize a domain name dispute resolution institution to decide upon the disputes. We have registered the domain name, www.xunna.com with the CNNIC.

e) Trademark
The PRC Trademark Law, adopted in 1982 and amended in 1993 and 2001, with its implementation rules adopted in 2002, protects registered trademarks in China. The Trademark Office of the SAIC handles trademark registrations and grants a protection term of ten years to registered trademarks. Trademark license agreements must be recorded with the Trademark Office.

Internet Infringement
On December 26, 2009, the Standing Committee of National People’s Congress promulgated the Tort Law of the People’s Republic of China, or the Tort Law, which became effective on July 1, 2010. Under the Tort Law, an internet user or an internet service provider that infringes upon the civil rights or interests of others through using the internet assumes tort liability. If an internet user infringes upon the civil rights or interests of another through using the internet, the person being infringed upon has the right to notify and request that the internet service provider whose internet services are facilitating the infringement take necessary measures including the deletion, blocking or disconnection of an internet link. If, after being notified, the internet service provider fails to take necessary measures in a timely manner to end the infringement, it will be jointly and severally liable for any additional harm caused by its failure to act. According to the Tort Law, civil rights and interests include personal rights and rights of property, such as right to life, right to health, right to name, right to reputation, right to honor, right of portraiture, right of privacy, right of marital autonomy, right of guardianship, right to ownership, right to usufruct, right to security interests, copyrights, patent rights, exclusive rights to use trademarks, rights to discovery, rights to equity interests and rights of heritage, among others.

Information Security and Censorship
Internet content in China is regulated and restricted from a state security standpoint. The National People’s Congress, China’s national legislative body, enacted the Decisions on the Maintenance of Internet Security on December 28, 2000, that may subject persons to criminal liabilities in China for any attempt to: (i) gain improper entry to a computer or system of strategic importance; (ii) disseminate politically disruptive information; (iii) leak state secrets; (iv) spread false commercial information or (v) infringe upon intellectual property rights.

In 1997, the Ministry of Public Security issued the Measures for Security Protection Administration of the International Networking of Computer Information Networks, which prohibits using the internet in ways which, among others, result in a leakage of state secrets or a spread of socially destabilizing content. The Ministry of Public Security has supervision and inspection powers in this regard, and relevant local security bureaus may also have jurisdiction. If an ICP license holder violates these measures, the PRC government may revoke its ICP license and shut down its websites.

Privacy Protection
PRC laws and regulations do not prohibit internet content providers from collecting and analyzing their users’ personal information if appropriate authorizations are obtained. PRC laws and regulations prohibit internet content providers from disclosing any information transmitted by users through their networks to any third parties without their authorization unless otherwise permitted by law. If an internet content provider violates these regulations, the MIIT or its local bureaus may impose penalties and the internet content provider may be liable for damages caused to its users.

C.	Governmental Regulation Pertaining to Both Xunna Tianjin and Xunna Beijing

Enterprise Income Tax (“EIT”)
The PRC enterprise income tax is calculated based on the taxable income determined under the applicable EIT Law and its implementation rules. On March 16, 2007, the National People’s Congress of China enacted the New EIT Law, which became effective on January 1, 2008. On December 6, 2007, the State Council promulgated the implementation rules to the New EIT Law, which also became effective on January 1, 2008. The New EIT Law imposes a uniform enterprise income tax rate of 25% on all resident enterprises in China, including foreign-invested enterprises and domestic enterprises, unless they qualify for certain exceptions, and terminates most of the tax exemptions, reductions and preferential treatment available under the previous tax laws and regulations.

Value Added Tax
On November 16, 2011, the Ministry of Finance, or MOF, of China and the State Administration of Taxation, or

SAT, jointly released the Notice on Promulgation of the “Pilot Scheme for Replacing Business Tax with Value-Added Tax”, generally referred to as Circular 110,  to pave the way of replacing the Business Tax with a Value Added Tax, or VAT, for the transportation, technology, creative, logistics, authentication and consulting, and movable property leasing industries. The VAT reform was launched by a pilot program in Shanghai.  Circular Cai Shui [2012] No.71, or Circular 71 dated July 31, 2012 expanded the VAT pilot program to Beijing, Tianjin, Jiangsu, Zhejiang (including Ningbo), Anhui, Fujian (including Xiamen), Hubei, Guangdong (including Shenzhen) between August 1, 2012 and December 31, 2012. In Circular 71, the MOF and the SAT also confirmed that the pilot program rules applicable in each of the expanded locations will be the same as in Shanghai.

The pilot program has been implemented in Shanghai since January 1, 2012. To facilitate the expansion of the pilot program in the expanded locations, the MOF and the SAT issued several regulations and rules regarding the implementation of the VAT rules.

Sectors and Rates
Modern service sectors that are VAT- Taxable Services are affected by the VAT reform.  The VAT rates for various VAT-Taxable Service ranges from 6% to 17% and the applicable VAT rate for Xunna Beijing is 6%.

Labor Laws and Social Insurance
The principle laws that govern employment include:

●
Labor Law of the People’s Republic of China, promulgated by the Standing Committee of the National People’s Congress on July 5, 1994, effective since January 1, 1995 and amended on August 27, 2009; and

●	Labor Contract Law of the People’s Republic of China, promulgated by the Standing Committee of the National People’s Congress on June 29, 2007 and effective since January 1, 2008.

According to the Labor Law and Labor Contract Law, employers must execute written labor contracts with full-time employees. All employers must compensate their employees with wages equal to at least the local minimum wage standards. All employers are required to 1) establish a system for labor safety and sanitation, 2) strictly comply with state rules and standards, and 3) provide employees with workplace safety training. Violations of the PRC Labor Contract Law and the PRC Labor Law may result in the imposition of fines and other administrative penalties. For serious violations, criminal liability may arise.

In addition, employers in China are required to provide employees with welfare programs covering pension benefits, unemployment benefits, maternity benefits, work-related injury benefits, medical benefits and housing funds.  Xunna Beijing is in compliance with the labor laws and regulations described above.

Foreign Exchange Regulations
We receive substantially all of our revenues in RMB, which is currently not a freely convertible currency.  In China, SAFE regulates the conversion of RMB into foreign currencies. Currently, FIEs (companies incorporated in China with investments from non-PRC enterprises, organizations or individuals) are required to apply for “Foreign Exchange Registration Certificates,” which permit the FIE to open foreign currency accounts, including “current accounts” and “capital accounts”. Currently, conversion within the scope of the “current account” (e.g. remittance of foreign currencies for payment of dividends, trade and service-related foreign exchange transactions, etc.) can be effected without requiring the approval of SAFE. However, conversion of currency in the “capital account” (e.g. for capital items such as direct investments, loans, securities, etc.) still requires the approval of SAFE.

On August 29, 2008, SAFE promulgated a notice, or Circular 142, regulating the redemption by a foreign-invested enterprise of foreign currency into RMB by restricting how the converted RMB may be used. Circular 142 requires that the registered capital of a foreign-invested enterprise settled in RMB converted from foreign currencies may only be used for purposes within the business scope approved by the applicable governmental authority and may not be used for equity investments within the PRC unless specifically provided for otherwise. In addition, SAFE strengthened its oversight of the flow and use of the registered capital of a foreign-invested enterprise settled in RMB converted from foreign currencies. The use of such RMB capital may not be changed without SAFE’s approval, and may not in any case be used to repay RMB loans if the proceeds of such loans have not been used for purposes within the foreign-invested enterprise’s approved business scope. Violations of Circular 142 will result in severe penalties, including substantial fines as set forth in the PRC Foreign Exchange Administration Regulations.

On July 21, 2005, the Chinese government changed its policy of pegging the value of Chinese Renminbi to the U.S. dollar.  Under the new policy, Chinese Renminbi may fluctuate within a narrow and managed band against a basket of certain foreign currencies. It is possible that the Chinese government could adopt a more flexible currency policy, which could result in more significant fluctuation of Chinese Renminbi against the U.S. dollar.

PRC M&A Rule, Circular 75 and Circular 638
On August 8, 2006, six Chinese government agencies, namely, the MOFCOM, the SAIC, the China Securities Regulatory Commission (CSRC), the State Administration of Foreign Exchange (SAFE), the State Assets Supervision and Administration Commission (SASAC), and the State Administration for Taxation (SAT), jointly issued the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, referred to as the “New M&A Rules”, which became effective on September 8, 2006. The New M&A Rules purport, among other things, to require offshore “special purpose vehicles,” that are (1) formed for the purpose of overseas listing of the equity interests of Chinese companies via acquisition and (2) are controlled directly or indirectly by Chinese companies and/or Chinese individuals, to obtain the approval of the CSRC prior to the listing and trading of their securities on overseas stock exchanges.

Based on our understanding of current Chinese Laws and pursuant to a legal opinion, dated January 31, 2013, that we received from Da Cheng Law Firm, (i) Xunna Tianjin was incorporated by a foreign investor and was not deemed to be an acquisition of the equity or assets of a “Chinese domestic company” as such term is defined under the New M&A Rules and (ii) no provision in the New M&A Rules clearly classifies the contractual arrangements between Xunna Tianjin and Xunna Beijing as a type of transaction falling within the New M&A Rules.

The SAFE issued a public notice in October 2005, or the SAFE Circular No. 75, requiring Chinese residents to register with the local SAFE branch before establishing or controlling any company outside of China for the purpose of capital financing with assets or equities of Chinese companies, referred to in the SAFE Circular No. 75 as special purpose vehicles, or SPVs. Chinese residents who are stockholders of SPVs established before November 1, 2005 were required to register with the local SAFE branch before June 30, 2006. Further, Chinese residents are required to file amendments to their registrations with the local SAFE branch if their SPVs undergo a material event involving changes in capital, such as changes in share capital, mergers and acquisitions, share transfers or exchanges, spin-off transactions or long-term equity or debt investments.

Pursuant to the Circular 698, when a foreign investor transfers the equity interests of a Chinese resident enterprise indirectly via disposing of the equity interests of an overseas holding company, an Indirect Transfer, and such overseas holding company is located in a tax jurisdiction that: (i) has an effective tax rate less than 12.5% or (ii) does not tax foreign income of its residents, the foreign investor shall report such Indirect Transfer to the tax authority of the Chinese resident enterprise. The Chinese tax authority will examine the true nature of the Indirect Transfer, and if the tax authority considers that the foreign investor has adopted an abusive arrangement in order to avoid Chinese tax, they will disregard the existence of the overseas holding company and re-characterize the Indirect Transfer and, as a result, gains derived from such Indirect Transfer may be subject to Chinese withholding tax at the rate of up to 10%. Circular 698 also provides that, where a non-Chinese resident enterprise transfers its equity interests in a Chinese resident enterprise to its related parties at a price lower than the fair market value, the tax authority has the power to make a reasonable adjustment to the taxable income of the transaction.

If within two years of formation the applicable PRC authorities determine that Xunna Tianjin lacks a business in the ordinary course, Xunna Tianjin may be deemed to be a wholly foreign owned holding company and therefore the relevant PRC authority may determine that Xunna Tianjin’s purchase of shares of Xunna Beijing pursuant to the Option Agreement may be subject to approvals required under the new M&A Rule.

Management believes that Xunna Beijing currently does not have all material licenses, permits and approvals necessary for our current operations.  Licensing or permitting authorities could refuse to issue Xunna Beijing’s licenses or permits if it fails to comply with the terms of such permits or licenses, and additional permits could in the future be required for Xunna Beijing’s existing or expanded operations. If licenses, permits or approvals necessary for Xunna Beijing’s operations are unavailable or unduly delayed, our ability to conduct our business could be substantially and adversely affected.

DESCRIPTION OF PROPERTY

We maintain our principal offices at (i) 2 Fufeng Road, Building 2-28, Floor 22, Fengtai District, Beijing, 100070, People’s Republic of China (“22nd Floor Office”), and (ii) 2 Fufeng Road, Building 2-19, Floor 13, Fengtai District, Beijing, 100070, People’s Republic of China (“13th Floor Office”).  Our telephone number at that office is 011 86 10 63771099 and our fax number is 011 86 10 63771033--614. Our 22nd Floor Office space consists of approximately 384.2 square meters and its lease expires on March 24, 2014.  Our 13th Floor Office space consists of approximately 431.37 square meters and its lease expired on January 26, 2013 but was renewed for another six-month period, which expires on July 26, 2013. The base rental terms of the offices described above are as follows:

13th Floor Office Lease Period	Amount Per Month
July 13, 2012 – July 26, 2013	RMB 36,235.08 ($5,825.58)

22nd Floor Office Lease Period
March 10, 2011 – March 24, 2013	RMB 27,662.4 ($4,447.33)
March 25, 2013 – March 24, 2014	RMB 32,460.75 ($5,243)

XingChuang Office Lease Period	Amount Per Month
May 15, 2013 – August 14, 2013	$0
August 15, 2013 – August 15, 2013	RMB 134,557.98 ($21,633.12)
August 15, 2015 – August 14, 2019	Rent Increases by 8% each year on the base of RMB 134,557.98 ($21,633.12)

We believe that our existing facilities are adequate to meet our current business requirements.

LEGAL PROCEEDINGS

We are not currently a party to any legal proceedings.  From time to time, we may become involved in various lawsuits and legal proceedings, which arise, in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business.

Pursuant to Item 401 (f) of Regulation S-K there are no events that occurred during the past ten (10) years that are material to an evaluation of the ability or integrity of any director, person nominated to become a director or executive officer of the registrant:

☐
No petition under the Federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

☐	Such person has not been convicted in a criminal proceeding and is not named subject of a pending criminal proceeding

☐
Such person was not the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

m
Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

m	Engaging in any type of business practice; or
m	Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

☐
Such person was not the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in Regulation S-K, Item 401 paragraph (f)(3)(i) entitled Involvement in Certain Legal Proceedings , or to be associated with persons engaged in any such activity;

☐
Such person was not found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

☐
Such person was not found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

☐
Such person was not the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

m	Any Federal or State securities or commodities law or regulation; or
m
Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

m	Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

☐
Such person was not the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock has been available for quotation on the OTCQB since August 12, 2012 under the symbol XUNA. To date, there has been no active trading in the stock, so there are no high and low sale prices to report.

We have four stockholders of record of our common stock, consisting of our Chairman, our President and the two selling stockholders, owning a total of 13,000,000 common shares.

Dividend Policy

We anticipate that we will retain any earnings to support operations and to finance the growth and development of our business. Therefore, we do not expect to pay cash dividends in the foreseeable future. Any further determination to pay cash dividends will be at the discretion of our board of directors and will be dependent on the financial condition, operating results, capital requirements and other factors that our board deems relevant. We have never declared a dividend.

Equity Compensation Plan

To date, Xunna has no equity compensation plan, has not granted any stock options and has not granted registration rights to any person(s).

Penny Stock Regulations

Our shares of common stock are subject to the "penny stock" rules of the Securities Exchange Act of 1934 and various rules under this Act. In general terms, "penny stock" is defined as any equity security that has a market price less than $5.00 per share, subject to certain exceptions. The rules provide that any equity security is considered to be a penny stock unless that security is registered and traded on a national securities exchange meeting specified criteria set by the SEC, issued by a registered investment company, and excluded from the definition on the basis of price (at least $5.00 per share), or based on the issuer's net tangible assets or revenues. In the last case, the issuer's net tangible assets must exceed $3,000,000 if in continuous operation for at least three years or $5,000,000 if in operation for less than three years, or the issuer's average revenues for each of the past three years must exceed $6,000,000.

Trading in shares of penny stock is subject to additional sales practice requirements for broker-dealers who sell penny stocks to persons other than established customers and accredited investors. Accredited investors, in general, include individuals with assets in excess of $1,000,000 or annual income exceeding $200,000 (or $300,000 together with their spouse), and certain institutional investors. For transactions covered by these rules, broker-dealers must make a special suitability determination for the purchase of the security and must have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, the rules require the delivery, prior to the first transaction, of a risk disclosure document relating to the penny stock. A broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, and current quotations for the security. Finally, monthly statements must be sent disclosing recent price information for the penny stocks. These rules may restrict the ability of broker-dealers to trade or maintain a market in our common stock, to the extent it is penny stock, and may affect the ability of stockholders to sell their shares.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and related notes appearing elsewhere in this prospectus. This discussion and analysis contains forward-looking statements that involve risks, uncertainties and assumptions. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of many factors, including, but not limited to, those set forth under “Risk Factors and Uncertainties” and elsewhere in this prospectus.

1.	Xunna Beijing (12/31 year end)

Overview
The following Management’s Discussion and Analysis of Financial Condition and Results of Operations (“MD&A”) should be read in conjunction with the financial statements and the accompanying notes to the financial statements included elsewhere in this report.

Xunna Network Technology (Beijing) Co., Ltd. is a development-stage company which was incorporated in Beijing People’s Republic of China, on April 25, 2011. Xunna Beijing engages in the business of providing certain public relations and marketing services to small to medium size enterprises (i.e., generally those generally having one hundred or fewer employees); it also plans on providing its services to governmental agencies or authorities. Specifically, Xunna Beijing disseminates through the Company’s website information and announcements regarding its customers’ products, services, activities, developments and recent and future events at reasonable cost.

On January 31, 2013, Xunna Tianjin entered into a series of variable interest entity contractual agreements, or VIE Agreements, with Xunna Beijing and Xunna Beijing’s two stockholders, Jiaxing Fu and Hong Lin Tian, whom we refer to as the “Xunna Beijing Stockholders”. Pursuant to the VIE Agreements, Xunna Tianjin effectively assumed control of the business, operations and financial affairs of Xunna Beijing and has the right to appoint all of the directors, executive officers and senior management personnel of Xunna Beijing. Xunna Tianjin is entitled to receive, among other things, service fees in an amount equal to 90% of the gross profit arising from Xunna Beijing’s operations. In addition, the Xunna Beijing Stockholders granted to Xunna Tianjin an exclusive option to acquire all of their equity interests in Xunna Beijing. Xunna Tianjin is an indirect, wholly-owned subsidiary of the registrant Xunna Information Technology Inc., a Nevada corporation.

As of April 25, 2011, Xunna Beijing had registered maximum capital of RMB 2.0 million (approximately $317,000). Of that amount, a total of RMB 600,000 (approximately $93,000) was contributed as of December 31, 2011. On June 14, 2012, Xunna Beijing's stockholders transferred all of their interests to two other individuals at the original capital contribution. From June 11, 2012 through August 31, 2012, RMB 4,500,000 (approximately $711,000) was contributed by one of the stockholders. (Xunna Beijing intends to seek regulatory approval for the excess capital contributed by that stockholder.)

Results of Operations

Comparison of twelve months ended December 31, 2012 and the period ended December 31, 2011
The following table summarizes our results of operations. The table and the discussion below should be read in conjunction with the financial statements and the notes thereto appearing elsewhere in this report.

	Year Ended December 31, 2012		April 25, 2011 to December 31, 2011
	Amount	Percentage of Net Sales	Amount	Percentage of Net Sales
Net Sales	$9,372		$2,485
Cost of Sales	38,896	415%	3,996	161%
Gross Loss	(29,524)	(315%)	(1,511)	(61%)
Total operating expenses	926,580	9887%	106,670	4293%
Loss from operations	(956,104)	(10202%)	(108,181)	(4353%)
Other expenses	(7,831)	(84%)	(66)	(3%)
Income tax	-	-	-	-
Net loss	(963,935)	(10285%)	(108,247)	(4356%)

Net sales

Net sales for the twelve months ended December 31, 2012 were $9,372, as compared to $2,485 for the period from inception (April 25, 2011) to December 31, 2011, an increase of $6,887 or 277%. The increase in sales was primarily a result of an increase in the number of service contracts signed during the twelve months ended December 31, 2012. The Company recognized the revenue based on a straight-line basis over the term of the contracts.

Cost of sales

Cost of sales increased $34,900 or 873% from $3,996 for the period from inception (April 25, 2011) to December 31, 2011; compare to $38,896 for the twelve months ended December 31, 2012. The increase in cost of goods sold was mainly due to the hiring of media specialists and editors.

Gross loss

Gross loss was $29,524 for the twelve months ended December 31, 2012, as compared to gross loss of $1,511 for the period from inception (April 25, 2011) to December 31, 2011, an increase of $28,013 or 1854%. Our gross loss margins were 315% and 61% for the twelve months ended December 31, 2012 and the period from inception (April 25, 2011) to December 31, 2011, respectively. The increase in our gross loss margin for the twelve months ended December 31, 2012 was mainly due to increase in cost of sales, which was partially offset by increase in cost of sales.

Operating Expenses

Total operating expenses were $926,580 for the twelve months ended December 31, 2012 as compared to $106,670 for the period from inception (April 25, 2011) to December 31, 2011, an increase of $819,910 or 769%. This increase in operating expenses was mainly attributable to the increase in selling expenses from payroll incurred related to sales managers and telesales as well as the increase in general and administration expenses due to payroll, depreciation, office supplies, telephone, transportation, travel, rent, and consulting fee for us to become to variable interest entity (“VIE”) of a United States public company.

Other expenses

Other expenses were $7,831 for the twelve months ended December 31, 2012 as compared to $66 for the period from inception (April 25, 2011) to December 31, 2011. This increase in other expenses was mainly due to increase in interest expense as a result of increased principal for loans from shareholders and officers.

Income tax

Income tax for the twelve months ended December 31, 2012 and the period from inception (April 25, 2011) to December 31, 2011 is zero as a full valuation allowance on the tax benefits arising from the net operating losses was provided. Tax benefit can be carried forward for next five years based on the Income Tax Law of the PRC. However, the Company believes the realization of tax benefits from these losses is uncertain, and therefore a 100% deferred tax asset valuation allowance was provided.

Liquidity and Capital Resources
We have limited working capital and our current cash position, together with cash we anticipate receiving from operations, may not be sufficient to satisfy our working capital needs beyond December 31, 2013.

Because we are a development-stage company, we anticipate that our results of operations will fluctuate for the foreseeable future due to several factors, such as the progress of our marketing and sales efforts.  Due to these uncertainties, accurate predictions of future operations are difficult or impossible to make.

We presently do not have any available credit, bank financing or other external sources of liquidity.  Due to our limited history and historical operating losses, our operations have not been a source of liquidity.  We may need to obtain additional capital in order to expand operations and become profitable.  Financing transactions may include the issuance of equity or debt securities, obtaining credit facilities, or other financing mechanisms.

We had net working capital of $89,309 at December 31, 2012, an increase of $34,235 from net working capital of $55,074 at December 31, 2011.

The following is a summary of cash provided by or used in each of the indicated types of activities during the years ended December 31, 2012 and the period from inception (April 25, 2011) to December 31, 2011.

	Years Ended December 31, 2012	April 25, 2011 to December 31, 2011
Operating activities	(944,397)	(108,804)
Investing activities	(14,838)	(10,577)
Financing activities	1,009,270	171,238

Net cash used in operating activities was $944,397 for the years ended December 31, 2012, as compared to net cash used in operating activities of $108,804 for the period ended December 31, 2011, an increase of $835,593 or 768%. The increase in net cash outflow from operating activities was mainly due to increase in net loss, prepaid expenses and rent security deposit offset by an increase in accrued expenses and unearned revenue.

Net cash used in investing activities was $14,838 for the years ended December 31, 2012, as compared to cash used in investing activities of $10,577 for the period ended December 31, 2011. The net cash outflow from investing activities was primarily due to acquisition of new equipment.

Net cash provided by financing activities was $1,009,270 for the year ended December 31, 2012, as compared to net cash provided by financing activities of $171,238 for the period ended December 31, 2011. The net cash inflow from financing activities was primarily due to increase in payable to the Company’s related parties in the amount of $239,868 and cash contribution from shareholders in the amount of RMB 4,500,000 (approximately $711,000).

Off-Balance Sheet Arrangements
There are no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Inflation
We do not believe our business and operations have been materially affected by inflation.

Critical accounting policies and Estimates

Basis of presentation

The accompanying financial statements have been prepared in accordance with Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) 915 for development state companies.

The Company’s functional currency is the Chinese Renminbi (“RMB”); however, the accompanying financial statements have been translated and presented in United States Dollars (“USD”).

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue recognition

The Company’s revenue recognition policies are in compliance with FASB ASC Topic 605, “Revenue Recognition”.  Sales are recognized when a formal arrangement exists, which is generally represented by a contract between the Company and the customer; the price is fixed or determinable; no other significant obligations of the Company exist and collectability is reasonably assured. No revenue is recognized if there are significant uncertainties regarding the recovery of the consideration due. Payments received before all of the relevant criteria for revenue recognition are recorded as unearned revenue.

The Company generates its revenue by providing public relations services to customers under agreements pursuant to which the customers provide information to the Company in the form of articles, photographs, video or otherwise (the “Content”) which the Company archives on its website.  Other websites register with the Company to have access to the Content for publication on such other websites.  Revenue is recognized by the Company based on a straight-line basis over the term of the agreement with the Company’s customers which is typically one year.

Deferred revenue is comprised of contractual billings in excess of recognized revenue and payments received in advance of revenue recognition.

Fair value of financial instruments

ASC 820 establishes a three-level valuation hierarchy of valuation techniques based on observable and unobservable input, which may be used to measure fair value and include the following:

Level 1 - Quoted prices in active markets for identical assets or liabilities.

Level 2 - Input other than Level 1 that is observable, either directly or indirectly, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other input that is observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 - Unobservable input that is supported by little or no market activity and that is significant to the fair value of the assets or liabilities.

Classification within the hierarchy is determined based on the lowest level of input that is significant to the fair value measurement.

As of December 31, 2012 and 2011, the Company did not identify any assets or liabilities that are required to be presented on the balance sheet at fair value.

Impairment of long-lived assets

Long-lived assets, which include property, plant and equipment and intangible assets, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

Recoverability of long-lived assets to be held and used is measured by comparing the carrying amount of an asset to the estimated undiscounted future cash flows expected to be generated by it. If the carrying amount of an asset exceeds its estimated undiscounted future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds its fair value. Fair value is generally determined using the asset’s expected future discounted cash flows or market value, if readily determinable. Based on its review, the Company believes that there were no impairments of its long-lived assets, as of December 31, 2012 and 2011, respectively.

Cash and cash equivalents

Cash and cash equivalents included cash on hand and demand deposits placed with banks or other financial institutions, which are unrestricted as to withdrawal and use and with an original maturity of three months or less.

Deposits in banks in the PRC are not insured by any government entity or agency, and are consequently exposed to risk of loss. The Company believes the probability of a bank failure, causing loss to the Company, is remote.

Property and equipment

Property, plant and equipment are stated at cost, less accumulated depreciation. Major repairs and improvements that significantly extend original useful lives or improve productivity are capitalized and depreciated over the period benefited. Maintenance and repairs are expensed as incurred. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations. Depreciation of property and equipment is provided using the straight-line method over estimated useful lives ranging from 3 to 20 years is used as follows:

Buildings	20 – 30 years
Machinery and equipment	5 – 10 years
Furniture and office equipment	3 -5 years
Motor vehicles	5 years

Leasehold improvements are depreciated on a straight-line method over the shorter of estimated useful lives or lease terms.

Income taxes

The Company uses the asset and liability method of accounting for income taxes in accordance with ASC Topic 740, “Income Taxes.” Under this method, income tax expense is recognized for the amount of: (i) taxes payable or refundable for the current year and (ii) deferred tax consequences of temporary differences resulting from matters that have been recognized in an entity’s financial statements or tax returns. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is provided to reduce the deferred tax assets reported if based on the weight of the available positive and negative evidence, it is more likely than not some portion or all of the deferred tax assets will not be realized.

ASC Topic 740.10.30 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC Topic 740.10.40 provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. As of December 31, 2012 and 2011, the Company had no material uncertain tax positions for any of the reporting periods presented.

Operating Lease

Rental expense is accounted for on the straight-line method.

Research and development

Research and development costs are expensed when incurred and are included in operating expenses.

Statement of cash flows

In accordance with FASB ASC Topic 230, “Statements of Cash Flows,” cash flows from the Company’s operations are calculated based upon the local currencies.  As a result, amounts related to assets and liabilities reported on the statement of cash flows may not necessarily agree with changes in the corresponding balances on the balance sheet

Foreign Currency and Other Comprehensive Income (loss)

The financial statements of the Company’s foreign subsidiaries are measured using the local currency as the functional currency; however, the functional currency and the reporting currency of the Company are the United States dollar (“USD”). Assets and liabilities of the Company’s foreign subsidiaries have been translated into USD using the exchange rate at the balance sheet date, while equity accounts are translated using historical exchange rate. The average exchange rate for the period has been used to translate revenues and expenses. Translation adjustments are reported separately and accumulated in a separate component of equity (cumulative translation adjustment).

Other comprehensive income for the year ended December 31, 2012 and 2011 represented foreign currency translation adjustments and were included in the consolidated statements of income and comprehensive income.

Recent Accounting Pronouncements

In July 2012, the FASB issued Accounting Standards Update No. 2012-02 Intangibles — Goodwill and Other (Topic 350): The amendments in this update will allow an entity to first assess qualitative factors to determine whether it is necessary to perform a quantitative impairment test. Under these amendments, an entity would not be required to calculate the fair value of an indefinite-lived intangible asset unless the entity determines, based on a qualitative assessment, that it is not more likely than not, the indefinite-lived intangible asset is impaired. The amendments include a number of events and circumstances for an entity to consider in conducting the qualitative assessment. The amendments are effective for annual and interim impairment tests performed for fiscal years beginning after September 15, 2012. Early adoption is permitted, including for annual and interim impairment tests performed as of a date before July 27, 2012, if a public entity’s financial statements for the most recent annual or interim period have not yet been issued. The Company does not expect the adoption of the provisions in this update will have a significant impact on its consolidated financial statements.

In February 2013, the FASB issued Accounting Standards Update No. 2013-02 Comprehensive Income (Topic 220): The objective of this update is to improve the reporting of reclassifications out of accumulated other comprehensive income. The amendments in this update seek to attain that objective by requiring an entity to report the effect of significant reclassifications out of accumulated other comprehensive income on the respective line items in net income if the amount being reclassified is required under U.S. generally accepted accounting principles (GAAP) to be reclassified in its entirety to net income. For other amounts that are not required under U.S. GAAP to be reclassified in their entirety to net income in the same reporting period, an entity is required to cross-reference other disclosures required under U.S. GAAP that provide additional detail about those amounts. This would be the case when a portion of the amount reclassified out of accumulated other comprehensive income is reclassified to a balance sheet account (for example, inventory) instead of directly to income or expense in the same reporting period. For public entities, the amendments are effective prospectively for reporting periods beginning after December 15, 2012. The Company does not expect the adoption of the provisions in this update will have a significant impact on its consolidated financial statements.

In June 2011, the FASB issued ASU No. 2011-05, Comprehensive Income (Topic 220): Presentation of Comprehensive Income. Under the amendments, an entity has the option to present the total of comprehensive income, the components of net income, and the components of other comprehensive income either in a single continuous statement of comprehensive income or in two separate but consecutive statements. The presentation option under current GAAP to present the components of other comprehensive income as part of the statement of changes in stockholders’ equity has been eliminated.

Also, entities are required to present reclassification adjustments and the effect of those reclassification adjustments on the face of the financial statements where net income is presented, by component of net income, and on the face of the financial statements where other comprehensive income is presented, by component of other comprehensive income.

ASU No. 2011-12 deferred the effective date of the presentation of reclassifications and reinstated the requirements for the presentation of reclassifications out of accumulated other comprehensive income that were in place before the issuance of ASU No. 2011-05.

The amendments in this Update should be applied retrospectively. For public entities, the amendments are effective for fiscal years, and interim periods within those years, beginning after December 15, 2011. Early adoption is permitted because compliance with amendments is already permitted.

The Company adopted the provisions of ASU 2011-05 on January 1, 2012 and the adoption did not affect the consolidated statements of financial position, results of operations and cash flows.

Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on the Company’s consolidated financial statements upon adoption.

2.	Xunna – Publicly Traded Parent Company (6/30 year end)

Overview

We were recently incorporated on March 22, 2011 in the State of Nevada.  Through the date of these financial statements, we had not begun operations and we had not generated any revenue.  Prior to the share exchange, that resulted in the acquisition of Xunna Beijing, the Parent Company was a public reporting company in the development stage that was considered a shell company, as that term is defined in Rule 12b-2 under the Securities Exchange Act of 1934.

Our auditors have issued a going concern opinion. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next twelve (12) months. Our auditors’ opinion is based on the uncertainty of our ability to establish profitable operations. The opinion results from the fact that we had not generated any revenues. Accordingly, we must raise cash from sources other than operations. Our only other source for cash at that time was investments by others in our Company.

RESULTS OF OPERATIONS FOR THE YEARS ENDED JUNE 30, 2012 AND JUNE 30, 2011 AND FROM INCEPTION TO JUNE 30, 2012

The Company has incurred losses in the years ended June 30, 2012 and 2011 in the amounts of $28,915 and $15,415, respectively, and losses since inception of $44,330 as of June 30, 2012. Further losses are anticipated in the development of its business raising substantial doubt about the Company’s ability to continue as a going concern. The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand and loans from directors and or private placement of common stock.

LIQUIDITY

We have cash assets at June 30, 2012 of $2,068. We will be reliant upon shareholder loans, private placements or public offerings of equity to fund any kind of operations. We have secured no sources of loans. We had no revenues during the year ended June 30, 2012.

Going Concern

The financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future. The Company has incurred losses since inception resulting in an accumulated deficit of $44,330 as of June 30, 2012 and further losses are anticipated in the development of its business raising substantial doubt about the Company’s ability to continue as a going concern. The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand and loans from directors and or private placement of common stock.

Management anticipates that we will be dependent, for the near future, on additional investment capital to fund operating expenses. We intend to position the company so that it may be able to raise additional funds through the capital markets. In light of management’s efforts, there are no assurances that we will be successful in this or any of our endeavors or become financially viable and continue as a going concern.

Off-Balance Sheet Arrangements

We do not have any off balance sheet arrangements that are reasonably likely to have a current or future effect on our financial condition, revenues, and results of operations, liquidity or capital expenditures.

Critical Accounting Policies and Estimates

See Note 2 to the financial statements contained elsewhere in this registration statement for a complete summary of the significant accounting policies used in the presentation of our financial statements. The summary is presented to assist the reader in understanding the financial statements. The accounting policies used conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the financial statements.

Our critical accounting policies are as follows:

Stock Based Compensation

ASC 718 "Compensation - Stock Compensation" codified SFAS No. 123 prescribes accounting and reporting standards for all stock-based payments award to employees, including employee stock options, restricted stock, employee stock purchase plans and stock appreciation rights, may be classified as either equity or liabilities. The Company determines if a present obligation to settle the share-based payment transaction in cash or other assets exists. A present obligation to settle in cash or other assets exists if: (a) the option to settle by issuing equity instruments lacks commercial substance or (b) the present obligation is implied because of an entity's past practices or stated policies. If a present obligation exists, the transaction should be recognized as a liability; otherwise, the transaction should be recognized as equity.

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of ASC 505-50 "Equity - Based Payments to Non-Employees" which codified SFAS 123 and the Emerging Issues Task Force consensus in Issue No. 96-18 ("EITF 96-18"), "Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring or in Conjunction with Selling, Goods or Services". Measurement of share-based payment transactions with non-employees shall be based on the fair value of whichever is more reliably measurable: (a) the goods or services received; or (b) the equity instruments issued. The fair value of the share-based payment transaction should be determined at the earlier of performance commitment date or performance completion date.

Recently Issued Accounting Standards

In April 2010, the FASB codified the consensus reached in Emerging Issues Task Force Issue No. 08-09, “Milestone Method of Revenue Recognition.” FASB ASU No. 2010-17 provides guidance on defining a milestone and determining when it may be appropriate to apply the milestone method of revenue recognition for research and development transactions. FASB ASU No. 2010-17 is effective for fiscal years beginning on or after June 15, 2010, and is effective on a prospective basis for milestones achieved after the adoption date. The Company does not expect this ASU will have a material impact on its financial position or results of operations when it adopts this update on October 1, 2010.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the executive officers and directors, their ages and position(s) with the Company.

Name	Age	Position
Jiaxing Fu	48	Chairman of the Board of Directors/Director
Lifan Zhang	38	Chief Financial Officer
Xiangying Meng	34	President/Secretary/Treasurer/Director

Directors are elected annually and hold office until the next annual meeting of the stockholders of the Company and until their successors are elected or until his earlier resignation or removal. Officers are elected by the Board of Directors; provided, however, that the Chairman of the Board of Directors may appoint one or more assistant secretaries and assistant treasurers and such other subordinate officers as he deems necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as are prescribed in the bylaws or as may be determined from time to time by the Board of Directors or the Chairman of the Board of Directors.

Jiaxing Fu has acted as the Chairman of the Board of Directors for the Company since August, 2012 and served as the sole Executive Director of Xunna Beijing since June, 2012. Previously, Mr. Fu served as a Manager for ShenYang City YuHong District Material and Fuel Corporation (1985 to 1990), a General Manager for LiaoNing GongLian Material and Fuel Corporation (1990 to 1995), the Chief Executive Officer and the Chairman of the Board for LiaoNing Trade Center (1995 to 2002), the Chairman of the Board for LiaoNing HuaFeng Real Estate Development Co. Ltd (2002 to 2006).  Since 2006 to present, Mr. Fu has been serving as Chairman of the Board for both LiaoNing JiaXing Investment Co. Ltd.   Mr. Fu received a Bachelor’s degree in World Economic and Political Science from JiLin College.  Through his years of working experiences at various companies mentioned above, Mr. Fu has the necessary knowledge, skill and expertise to serve as the Chairman of Board of Director for the Company.

Lifan Zhang has served as the Chief Financial Officer for the Company since August 25, 2012.  Previously, Ms. Zhang served as a Staff Member of the Department of Training at DongYu Electric and Gas Co. Ltd. (1997 – 1998), a Product Manager of the Department of Development and Planning at ShenYang DingJin Food Co. Ltd. (1999 – 2002), and a Product Director of Northeastern Region of YiLi Corporation ShenYang Branch Company (2002 – 2006), and an accountant for the Finance Department at LiaoNing JiaXing Investment Co. Ltd (2006 – Present).  Ms. Zhang received a Bachelor’s degree in Administrative Management from ShenYang ShiFan College and a Master of Business Administration from HongKong GongKa College.

Xiangying Meng has served as the President/Secretary/Treasurer/Director for the Company since March, 2011 and as the Executive President for Xunna Beijing since April, 2011.  In his capacity as Executive President of Xunna Beijing, Mr. Meng performs the duties commonly associated with the positions of President and Chief Executive Officer including management of the day-to-day operations of Xunna Beijing. Previously, Mr. Meng served as a Sales Manager for TCL HaErBing Branch Company (2001 -2003), the President of Chuang Jian HeiLongJiang Xunna Technology Ltd. (2003 – 2011).  Mr. Meng received a Bachelor’s degree in Finance from HaErBing College.  Through years of working experiences at various companies mentioned above, Mr. Meng has the necessary knowledge, skill and expertise to serve as the President/Secretary/Treasurer/Director for the Company.

Family Relationships
None.

Involvement in Certain Legal Proceedings
Except as disclosed in the bios above, our Directors and Executive Officers have not been involved in any of the following events during the past ten years:

1.
any bankruptcy petition filed by or against such person or any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
3.
being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting his involvement in any type of business, securities or banking activities or to be associated with any person practicing in banking or securities activities;

4.
being found by a court of competent jurisdiction in a civil action, the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

5.
being subject of, or a party to, any federal or state judicial or administrative order, judgment decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

6.
being subject of or party to any sanction or order, not subsequently reversed, suspended, or vacated, of any self-regulatory organization, any registered entity or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Board Independence
We are not required to have any independent members of the Board of Directors. As mentioned in Executive Compensation, Mr. Meng is the Executive President of Xunna Beijing.  Mr. Fu is the majority stockholder of Xunna Beijing.  The Board of Directors has determined that these would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and are not “independent directors” as defined in the Marketplace Rules of the NASDAQ Stock Market.

Board Committees
As we do not have any Board committees, the Board as a whole carries out the functions of audit, nominating and compensation committees.

EXECUTIVE COMPENSATION

The only executive officer who receives compensation is Xunna Beijing’s Executive President, Xiangying Meng.  Xunna Beijing’s compensation policy and program is designed to support the overall objective of enhancing value for our stockholders.  To achieve this objective, it is critical that we be able to attract, motivate, reward and retain highly qualified and productive individuals such as Mr. Meng.  This is to be accomplished by:

●	directly relating compensation to both Xunna Beijing’s and individual performance;
●	structuring compensation levels to be externally competitive and internally equitable; and
●	designing compensation programs to provide an optimal combination of costs to Xunna Beijing and value to our employees.

In 2012, the compensation and benefits program for Xunna Beijing’s Executive President consisted of three components:

●	base salary;
●	a performance bonus;
●	a benefits package.

Base Salary
The base salary for our Executive President is set annually and reflects skills and experience, level and scope of responsibility and performance during the prior year.  The Board of Directors of Xunna Beijing also considers external factors, such as cost of living in the area in which our Executive President resides and current market conditions.  During 2012, the Executive President participated in discussions with the Board of Directors regarding the base salary amount.  No other executive officers receive compensation for their services.

Performance Bonus
Pursuant to the terms of Mr. Meng’s Employment Agreement, he is eligible for a performance bonus of up to RMB100,000 Yuan ($16,077) per year which is paid in February of the following year.  The grant of the bonus is conditioned upon Xunna Beijing’s revenue.   In the event that Xunna Beijing’s revenue does not reach 60% of the targeted revenue, which is RMB 500,000 Yuan ($80,388), Mr. Meng shall not be eligible for any performance bonus.

Benefits Package
As required by regulations in China, we participate in various employee social security plans that are organized by municipal and provincial governments, including pension, unemployment insurance, childbirth insurance, work-related injury insurance, medical insurance and housing insurance. We are required under PRC law to make contributions to employee benefit plans at specified percentages of the salaries, bonuses and certain allowances of our employees, up to a maximum amount specified by the local government from time to time.

Perquisites
Employees are entitled to reimbursement of expenses but are not entitled to receive any other perquisites from the US.

The following table provides certain summary information concerning compensation awarded to, earned by or paid to Xunna Beijing’s Executive President and the two highest paid individuals.

Summary Compensation Table (1)

Name and Principal Position	Year	Base Salary	Bonus	Total
Xiangying Meng	2012	RMB 198,000 ($31,880) Monthly salary RMB 3,000 ($486) from January to June; RMB 30,000 from July to December ($4,855)	RMB 100,000 ($16,077.17)	RMB 460,000 Yuan ($73,954.97)

(1) No other Executive Officers receive compensation and no other employee receives compensation is in excess of $100,000.

Option/SAR Grants in Last Fiscal Year
None.

Employment Agreements with Executive Officers

Xiangying Meng
Effective October 20, 2012, Xunna Beijing entered into an agreement with Xiangying Meng for his services as Executive President of Xunna Beijing (the “Employment Agreement”).  The term of the Employment Agreement is from October 20, 2012 until October 19, 2013 and can be renewed by Xunna Beijing by giving notice at least 30 days prior to the end of the term.

According to the Employment Agreement, Mr. Meng received a base salary of RMB 198,000 (approximately $31,880) during 2012, (Monthly salary of RMB 3,000 ($486) from January to June; RMB 30,000 from July to December (approximately $4,855)).  In the event that Mr. Meng works more than 8 hours a day or 44 hours a week, he shall also be entitled to overtime compensation or compensatory time off equal to the amount of overtime hours worked.

Mr. Meng is also entitled to receive a performance bonus of up to RMB100,000 Yuan ($16,077) per year which would generally be paid in February of the following year. Mr. Meng performs the duties commonly associated with the positions of President and Chief Executive Officer including management of the day-to-day operations of Xunna Beijing. The grant of the bonus is conditioned upon Xunna Beijing’s revenue meeting certain target levels during the term of Mr. Meng's contract.   In the event that Xunna Beijing’s revenue does not reach 60% of the targeted revenue, which is RMB 500,000 Yuan ($80,388), Mr. Meng shall not be eligible for any performance bonus.

The Employment Agreement provides that Xunna Beijing will provide pension benefits, unemployment insurance, health care benefits, workers compensation insurance and paternity benefits as required by law.  Under applicable law, in the event of illness of a work related injury, Mr. Meng shall be entitled to sick pay, medical care and other benefits.

The Employment Agreement provides that Xunna Beijing may from time to time adjust the responsibilities, location and certain other terms of Mr. Meng's employment based upon on changes in the business and operations of Xunna Beijing. The Employment Agreement also imposes certain confidentiality restrictions on Mr. Meng.  The Employment Agreement also assigns all work related inventions, software and other achievements developed by Mr. Meng  to Xunna Beijing except that Mr. Meng shall be entitled to a portion of amounts received related to such patents as required under PRC law.

The Employment Agreement may be terminated upon the mutual agreement of the Company and Mr. Meng.  The Employment Agreement may also be terminated by Xunna Beijing for a number of occurrences or circumstances including, among others, violations of company policies or law, absenteeism, or the inability to perform his duties.  Xunna Beijing shall have the right to terminate the Employment Agreement upon thirty days notice for a number of circumstances including the failure of Xunna Beijing to meet revenue targets for two consecutive years.  Mr. Meng shall also have the right to terminate the Employment Agreement under a number of circumstances including if Xunna Beijing is unable to fulfill its payment and benefit obligations to him under the Employment Agreement.

Director Compensation
None of our Directors and other Executives receives any compensation.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to Xunna to own more than 5% of the outstanding common stock as of April 24, 2013 and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.

Title of class	Name and address of beneficial owner	Amount and nature of beneficial ownership *	Percentage of class(1)
Common Stock	JiaXing Fu, 2 Fufeng Road, Xinghuo Sci-Tech Building, Floor 26, Fengtai District, BeiJing, 100070, People’s Republic of China (2)	9,000,000	69.23%

Common Stock	Xiangying Meng, Room 6-1-1 No. 113, South Ten street, Daowai Dist, Haerbin City, HeiLongJiang Province, 150086, People’s Republic of China (3)	3,320,000	25.54%

Common Stock	Lina Gong, 6-38 DongMen Street, XiangFang District, HaErBing City, HeiLongJiang Province, 150030, People’s Republic of China (4)	660,000	5.08%

(1)	The percent of class is based on 13,000,000 shares of common stock issued and outstanding as of April 24, 2013.
(2)
On February 4, 2013 we issued a total of 9,000,000 unregistered shares of our Common Stock to Jiaxing Fu and Honglin Tian pursuant to the Share Exchange Agreement.  JiaXing Fu, our Chairman, subsequently acquired the shares issued to Honglin Tian for a purchase price of $.01 per share.

(3)	Xiangying Meng, officer and purchased 3,320,000 common shares at $.01 per share for a total purchase price of $33,200 on April 5, 2011.
(4)	Lina Gong is a shareholder and considered an affiliate. She purchased 640,000 shares from our existing shareholders at $.01per share for a total purchase price of $6,400.

Security Ownership of Management

Title of Class	Name of beneficial owner	Amount and nature of beneficial ownership	Percentage of class
Common Stock	JiaXing Fu	9,000,000	69.23%
Common Stock	Xiangying Meng	3,320,000	25.54%
Common Stock	All Management Combined	12,320,000	94.77%

As used in this table, “beneficial ownership” means the sole or shared power to vote, or to direct the voting of, a security, or the sole or share investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security).

Change in Control
On February 4, 2013, the Company executed and a consummated a stock redemption agreement with Jiang Li, the owner of 9,000,000 shares of our common stock.   In this transaction, Jiang Li surrendered to us her 9,000,000 shares of common stock in exchange for the sum of $290,722.50.

Also on February 4, 2013, we issued a total of 9,000,000 unregistered shares of our common stock to Jiaxing Fu and Honglin Tian pursuant to the Share Exchange Agreement.  JiaXing Fu, our Chairman, subsequently acquired the shares issued to Honglin Tian for a purchase price of $.01 per share.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Related Persons
Other than as disclosed below, since March 22, 2011, there have been no transactions or proposed transactions, which have materially affected or will materially affect us in which any director, executive officer or beneficial holder of more than 5% of our outstanding common or preferred stock, or any of their respective relatives, spouses, associates or affiliates, has had or will have any direct or material indirect interest. We have no policy regarding entering into transactions with affiliated parties.

Stock Redemption
On February 4, 2013, Parent Company executed and a consummated a stock redemption agreement with Jiang Li, the owner of 9,000,000 shares of the common stock of the Parent Company.   In the stock redemption, Jiang Li surrendered to Parent Company her 9,000,000 shares of the common stock of the Parent Company, in exchange for the sum of $290,722.50.

The Share Exchange Transaction
On February 4, 2013 Parent Company consummated a transaction through which it acquired control of Xunna LTD from Jiaxing Fu, the holder of 90% of the issued and outstanding common stock of Xunna LTD and from HongLin Tian, the holder of 10% of the issued and outstanding common stock of Xunna LTD.  Xunna LTD is a company incorporated in the British Virgin Islands, or BVI.

On February 4, 2013, Parent Company executed and consummated a share exchange agreement by and among Xunna LTD and the stockholders of 100% of the equity securities of Xunna LTD, Jiaxing Fu and Honglin Tian.  In the share exchange, Xunna LTD’s Stockholders exchanged their shares of Xunna LTD for shares of common stock of Parent Company. As a result, upon completion of the share exchange, Xunna LTD became Parent Company’s wholly-owned subsidiary.

Upon completion of the share exchange, the current stockholders of Xunna LTD received in exchange for all of their shares of Xunna LTD’s common stock and a cash payment of $300,000, an aggregate of 9,000,000 shares of Parent Company’s common stock.

As a result of the share exchange, Parent Company acquired 100% of the capital stock of Xunna LTD and consequently, control of the business and operations of Xunna Beijing. From and after the Closing Date of the Share Exchange, our primary operations consist of the business and operations of Xunna Beijing.

Contractual Agreements with Xunna Beijing and its Stockholders
We own 100% of the issued and outstanding capital stock of Xunna Tianjin. On January 31, 2013, Xunna Tianjin entered into a series of VIE Agreements with Xunna Beijing and the two Xunna Beijing Stockholders.  Pursuant to the VIE Agreements, Xunna Tianjin effectively assumed management of the business activities of Xunna Beijing and has the right to appoint all of the executives and senior management and the members of the board of directors of Xunna Beijing.  The VIE Agreements are comprised of a series of agreements, including an Exclusive Technical Service and Business Consulting Agreement, Share Pledge Agreement, Proxy Agreement, and Call Option Agreement through which Xunna Tianjin has the right and responsibility to advise, consult, manage, operate and control Xunna Beijing.  The Exclusive Technical Service and Business Consulting Agreement provides, among other things, that Xunna Tianjin is entitled to, among other things, 90% of the gross profit arising from Xunna Beijing operations as service fees.  Additionally, the Xunna Beijing Stockholders pledged their rights, titles and interest in the equity of Xunna Beijing as security for Xunna Tianjin to collect consulting and services fees provided to Xunna Beijing through Share Pledge Agreement.  In order to further reinforce Xunna Tianjin’s rights to control and operate Xunna Beijing, the Xunna Beijing Stockholders granted Xunna Tianjin an exclusive right and option to acquire all of their equity interests in Xunna Beijing through Call Option Agreements.  Accordingly, we have consolidated Xunna Beijing’s historical financial results in our financial statements as a variable interest entity pursuant to U.S. GAAP following the date of the agreements and combined such results prior to the date of agreements.

Exclusive Technical Service and Business Consulting Agreement
Xunna Beijing, the Xunna Beijing Stockholders and Xunna Tianjin have entered into an Exclusive Technical Service and Business Consulting Agreement, which provides that Xunna Tianjin will provide technical services and business consulting services to Xunna Beijing.  Such Agreement is effective upon execution and remains effective until terminated by writing by both parties.  The technical services and business consulting services include the exclusive right and responsibility to:

●	Technical support related to the business of Xunna Beijing;
●	Technical consulting related to the business activities of Xunna Beijing;
●	Training of the technical personnel and market development personnel for Xunna Beijing;
●	Assisting Xunna Beijing in relation to information collection and market research;
●	Business consulting related to the Business of Xunna Beijing (including but not limited to strategy planning, marketing, content-making, client management and etc.);
●	Providing other technical services and consulting services upon the request of Xunna Beijing from time to time.

Pursuant to the Exclusive Technical Service and Business Consulting Agreement, Xunna Beijing agrees to pay fees for the services provided by the Xunna Tianjin, including:

●	RMB 2,500 Yuan ($401.93) for fixed service fees and depreciation expenses per month;
●	Sales service fees equivalent to 90% of the total annual gross profit of Xunna Beijing;
●	Fees for any other technical service and consulting service demanded by Xunna Beijing from time to time and stipulated by additional agreements by both parties.

Although Xunna Tianjin is entitled to Xunna Beijing’s profits, any distribution of such profits to Xunna Tianjin and to us must comply with applicable PRC laws affecting payments from Chinese companies to non-Chinese companies.  Xunna Beijing and the Xunna Beijing Stockholders agreed not to hire any third party to provide service the same as or similar to that provided by Xunna Tianjin without prior written consent of Xunna Tianjin. In addition, the Exclusive Technical Service and Business Consulting Agreement also specifies the ownership of intellectual property rights between the parties during the term of the agreement.

Call Option Agreement
Xunna Beijing, the Xunna Beijing Stockholders and Xunna Tianjin have entered into an Call Option Agreement, pursuant to which (i) the Xunna Beijing Stockholders granted Xunna Tianjin an exclusive and irrevocable option to acquire all of their equity interests in Xunna Beijing; and (ii) Xunna Beijing granted Xunna Tianjin an exclusive and irrevocable option to acquire all or part of the assets and business of Xunna Beijing.  The foregoing options are exercisable for the minimum price permitted under Chinese law.

 In addition, pursuant to the Call Option Agreement Xunna Beijing Stockholders promise jointly and severally, among other things, during the term of the Call Option Agreement, without prior consent of Xunna Tianjin:

●	not to sale, transfer, mortgage or dispose in any other forms of the Xunna Beijing’s Shares, or create any security or third party rights on the Xunna Beijing’s Shares;
●	not to increase or decrease registered capital of Xunna Beijing;
●	not to dispose or cause the management of Xunna Beijing to dispose any of its assets (except in the ordinary course of business);

●	not to terminate or cause the management of Xunna Beijing to terminate material agreements;
●	not to appoint or remove any managing directors or members of the board, supervisors or other management personnel that shall be appointed and removed by the stockholders;
●	not to declare distribution or actually distribute any distributable profits, interests, or dividends;
●	ensure that Xunna Beijing will not be terminated, liquidated or dissolute;
●	not, in any form, to supplement, change or amend the Articles of Association of Xunna Beijing.

Proxy Agreement
The Xunna Beijing Stockholders and Xunna Tianjin entered into a Proxy Agreement pursuant to which the Xunna Beijing Stockholders irrevocably appointed the persons designated by Xunna Tianjin with the exclusive right to exercise the Xunna Beijing Stockholders’ voting rights; including the right to attend the stockholders’ meeting, to exercise voting rights in stockholders’ meetings, to propose to convene temporary stockholders’ meetings, and other voting rights in accordance with articles of association of Xunna Beijing.  The Proxy Agreement provides that Xunna Tianjin is not required to seek opinion from Xunna Beijing Stockholders prior to exercise their proxy rights; however, Xunna Tianjin shall notify Xunna Beijing Stockholders immediately of any resolution or proposal on convening a temporary stockholders’ meeting after such resolution or proposal is made.  Xunna Tianjin is entitled to learn about any information in relation to Xunna Beijing’s operation, business, customers, finance and employees.

Share Pledge Agreement
In order to guarantee the performance by Xunna Beijing and the Xunna Beijing Stockholders of their respective obligations under the VIE Agreements, Xunna Beijing, the Xunna Beijing Stockholders and Xunna Tianjin entered into a Share Pledge Agreement, pursuant to which the Xunna Beijing Stockholders pledged to Xunna Tianjin all of their equity interest in Xunna Beijing.  Pursuant to the Share Pledge Agreement, Xunna Tianjin may exercise the right to dispose the pledged shares in the event that the Xunna Beijing Stockholders do not perform their obligation under the VIE Agreements and Xunna Beijing fails to pay exclusive technology consulting service fee in accordance with the Exclusive Technical Service and Business Consulting Agreement. The Share Pledge Agreement also prohibits the Xunna Beijing Stockholders from transferring their equity interests in Xunna Beijing without Xunna Tainjing’s written approval.

Director Independence
Our directors are Xiangying Meng and Jiaxing Fu, neither of whom is independent.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our By-laws provide for the elimination of the personal liability of our officers, directors, corporate employees and agents to the fullest extent permitted by the provisions of Nevada Business Corporation Act.

Under such provisions, the director, officer, corporate employee or agent who in his capacity as such is made or threatened to be made, party to any suit or proceeding, shall be indemnified if it is determined that such director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of our company. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and persons controlling our company pursuant to the foregoing provision, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

CORPORATE GOVERNANCE

Board of Directors Structure

The number of directors constituting the entire Board of Directors shall be the number, not less than one nor more than ten, fixed from time to time by a majority of the total number of directors which the Corporation would have, prior to any increase or decrease, if there were no vacancies, provided, however, that no decrease shall shorten the term of an incumbent director.

Code of Ethics

The Board of Directors has not yet adopted a Code of Ethics for the Company.

THE SEC’S POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to our directors, officers or controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable.

TRANSFER AGENT AND REGISTRAR

Xunna has engaged the services of West Coast Stock Transfer Inc. (619-664-4780) as the registrar and transfer agent for our shares of common stock.

LEGAL MATTERS

The validity of the securities offered hereby was passed upon for XUNNA INFORMATION TECHNOLOGY INC. by The Law Office of Novi& Wilkin.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our Common Stock offered through this prospectus. This prospectus is filed as a part of that registration statement and does not contain all of the information contained in the registration statement and exhibits. We refer you to our registration statement and each exhibit attached to it for a more complete description of matters involving us, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement and exhibits and schedules filed with the Securities and Exchange Commission at the Commission’s principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street NE, Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. In addition, we will file electronic versions of our annual and quarterly reports on the Commission’s Electronic Data Gathering Analysis and Retrieval, or EDGAR System. Our registration statement and the referenced exhibits can also be found on this site as well as our quarterly and annual reports. We will not send the annual report to our shareholders unless requested by the individual shareholders.

Please note the Company is subject to the 15(d) reporting requirements according to the Securities Exchange Act of 1934. The Company is required to file the necessary reports in the fiscal year that the registration statement is declared effective. After that fiscal year and provided the Company has less than 300 shareholders, the Company is not required to file these reports. If the reports are not filed, the investors will have reduced visibility as to the Company and its financial condition.

Report of Independent Registered Public Accounting Firm

To Board of Directors and the Shareholders of
Xunna Network Sci-Tech (Beijing) Co., Ltd.

We have audited the accompanying balance sheets of Xunna Network Sci-Tech (Beijing) Co., Ltd. (a development stage company) as of December 31, 2012 and the related statements of comprehensive loss, changes in shareholders’ deficit and cash flows for the year then ended.  These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Xunna Network Sci-Tech (Beijing) Co., Ltd. (a development stage company) as of December 31, 2012, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As shown in Note 2 to the accompanying financial statements, the Company has not generated cash from its operation, has shareholders’ deficit of $261,903 and has incurred net loss of $1,072,182 since inception. These circumstances, among others, raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Paritz & Company, P.A.

Hackensack, New Jersey
April 22, 2013

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of Xunna Network Sci-Tech (Beijing) Co., Ltd. (A Development Stage Company)

We have audited the accompanying balance sheet of Xunna Network Sci-Tech (Beijing) Co., Ltd.  (a development stage company) as of  December 31, 2011, and the related statements of operations and  comprehensive loss, stockholders' deficit and cash flows for the period April 25, 2011 (date of inception) to December 31, 2011.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting.  Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Xunna Network Sci-Tech (Beijing) Co., Ltd. (a development stage company) as of December 31, 2011, and the results of its operations and its cash flows for the period April 25, 2011 (date of inception) to December 31, 2011 in conformity with accounting principles generally accepted in the United States of America.

/s/ Morison Cogen LLP

Bala Cynwyd, Pennsylvania
February 4, 2013

Xunna Network Sci-Tech (Beijing) Co., Ltd.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEETS

	December 31,
	2012	2011

Assets

Current Assets
Cash	$106,688	$53,438
Prepaid expenses and other current assets	68,949	19,520
Due from related parties	20,758	-

Total Current Assets	196,395	72,958

Property, plant and equipment, net	20,717	9,775
Security deposit - non-current	32,102	-

TotalAssets	$249,214	$82,733

Liabilities and Stockholders' Deficit

Current Liabilities
Accrued expenses and other current liabilities	$92,981	$11,924
Unearned revenue	14,105	5,960

Total Current Liabities	107,086	17,884

Due to related parties	404,031	80,584

Shareholders' Deficit
Capital	811,710	92,624
Accumulated other comprehensive loss	(1,431)	(112)
Deficit accumulated during development stage	(1,072,182)	(108,247)

Total Shareholders' Deficit	(261,903)	(15,735)

Total Liabilities and Shareholders' Deficit	$249,214	$82,733

The accompanying notes are an integral part of these financial statements.

Xunna Network Sci-Tech (Beijing) Co., Ltd.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF COMPREHENSIVE LOSS

	Year Ended December 31, 2012	April 25, 2011 to December 31, 2011	From Inception (April 25, 2011) to December 31, 2012
Net Sales	$9,372	$2,485	$11,857

Cost of Sales	38,896	3,996	42,892

Gross Loss	(29,524)	(1,511)	(31,035)

Operating Expenses
Selling expenses	70,766	14,657	85,423
General and administrative expenses	855,814	92,013	947,827

Total operating expenses	926,580	106,670	1,033,250

Loss from operations	(956,104)	(108,181)	(1,064,285)

Other expenses
Interest expense, net of interest income	(7,831)	(66)	(7,897)

Loss before income tax	(963,935)	(108,247)	(1,072,182)

Income tax	-	-	-

Net loss	(963,935)	(108,247)	(1,072,182)

Other comprehensive loss
Foreign currency translation adjustments	(1,319)	(112)	(1,431)

Comprehensive loss	$(965,254)	$(108,359)	$(1,073,613)

The accompanying notes are an integral part of these financial statements.

Xunna Network Sci-Tech (Beijing) Co., Ltd.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CHANGES IN SHAREHOLDERS' DEFICIT

	Capital	Accumulated Other Comprehensive Income	Deficit Accumulated During Development Stage	Total
Balance at inception date ofApril 25, 2011	$-	$-	$-	$-

Capital contribution	92,624	-	-	92,624

Net loss for the period	-	-	(108,247)	(108,247)

Foreign currency translation	-	(112)	-	(112)

Balance at December 31, 2011	92,624	(112)	(108,247)	(15,735)

Capital contribution	711,285	-	-	711,285

Imputed interest on loans from shareholders and officers	7,801	-	-	7,801

Net loss	-	-	(963,935)	(963,935)

Foreign currency translation	-	(1,319)	-	(1,319)

Balance at December 31, 2012	$811,710	$(1,431)	$(1,072,182)	$(261,903)

The accompanying notes are an integral part of these financial statements.

Xunna Network Sci-Tech (Beijing) Co., Ltd.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS

	Year Ended December 31, 2012	April 25, 2011 to December 31, 2011	From Inception (April 25, 2011) to December 31, 2012
Cash Flows From Operating Activities
Net loss	$(963,935)	$(108,247)	$(1,072,182)
Adjustments to reconcile net loss to net cash used in operating activities:
Imputed interest	7,801	-	7,801
Depreciation and amortization	4,143	1,041	5,184
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	(48,590)	(19,043)	(67,633)
Security deposit	(31,699)	-	(31,699)
Accrued expenses and other current liabilities	79,907	11,631	91,538
Unearned revenue	7,976	5,814	13,790

Net Cash Used in Operating Activities	(944,397)	(108,804)	(1,053,201)

Cash Flows From Investing Activities
Purchase of property plant and equipment	(14,838)	(10,577)	(25,415)

Net Cash Used in Investing Activities	(14,838)	(10,577)	(25,415)

Cash Flows From Financing Activities
Loans to related parties	(20,497)	-	(20,497)
Proceeds from shareholder and officer loans	318,482	78,614	397,096
Capital contribution	711,285	92,624	803,909

Net Cash Provided by Financing Activities	1,009,270	171,238	1,180,508

Effect of Exchange Rate Changes on Cash	3,215	1,581	4,796

Net Increase in Cash	53,250	53,438	106,688

Cash Beginning of Period	53,438	-	-

Cash End of Period	$106,688	$53,438	$106,688

Supplemental Disclosure of Cash Flow Information

Cash paid during the period for:
Income tax payments	-	-	-
Interest expense	-	-	-

The accompanying notes are an integral part of these financial statements.

Xunna Network Sci-Tech (Beijing) Co., Ltd.

(A Development Stage Company)

Notes to Financial Statements

December 31, 2012

Notes to Financial Statements

1.	Organization and nature of business

Xunna Network Sci-Tech (Beijing) Co., Ltd. (the “Company” or “Xunna Beijing”) is a development stage company incorporated in Beijing, People’s Republic of China (“PRC”) on April 25, 2011. The Company’s main business is to assist small-to-medium size businesses and governmental entities to disseminate widely over the internet through the Company’s website information and announcements regarding their products, services, activities, developments and recent and future events at reasonable cost.

2.	Going concern

The financial statements have been prepared on a “going concern” basis, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. At December 31, 2012, the Company had a shareholders’ deficit of $261,903. Further, the Company has not generated cash from its operation and has incurred net losses of $1,072,182 since inception. These factors, among others, raise substantial doubt as to the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern. The Company’s shareholders intend to provide financial resources to meet the Company’s daily cash needs.

3.	Summary of significant accounting policies

Basis of presentation
The accompanying financial statements have been prepared in accordance with Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) 915 for development state companies.

The Company’s functional currency is the Chinese Renminbi (“RMB”); however, the accompanying financial statements have been translated and presented in United States Dollars (“USD”).

Xunna Network Sci-Tech (Beijing) Co., Ltd.

(A Development Stage Company)

Notes to Financial Statements

December 31, 2012

Certain amounts included in 2011 financial statements have been reclassified to conform to the 2012 financial statements presentation.

Use of estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue recognition
The Company’s revenue recognition policies are in compliance with FASB ASC Topic 605, “Revenue Recognition”.  Sales are recognized when a formal arrangement exists, which is generally represented by a contract between the Company and the customer; the price is fixed or determinable; no other significant obligations of the Company exist and collectability is reasonably assured. No revenue is recognized if there are significant uncertainties regarding the recovery of the consideration due. Payments received before all of the relevant criteria for revenue recognition are recorded as unearned revenue.

The Company generates its revenue by providing public relations services to customers under agreements pursuant to which the customers provide information to the Company in the form of articles, photographs, video or otherwise (the “Content”) which the Company archives on its website.  Other websites register with the Company to have access to the Content for publication on such other websites.  Revenue is recognized by the Company based on a straight-line basis over the term of the agreement with the Company’s customers which is typically one year.

Deferred revenue is comprised of contractual billings in excess of recognized revenue and payments received in advance of revenue recognition.

Fair value of financial instruments
ASC 820 establishes a three-level valuation hierarchy of valuation techniques based on observable and unobservable input, which may be used to measure fair value and include the following:

Xunna Network Sci-Tech (Beijing) Co., Ltd.

(A Development Stage Company)

Notes to Financial Statements

December 31, 2012

Level 1 - Quoted prices in active markets for identical assets or liabilities.

Level 2 - Input other than Level 1 that is observable, either directly or indirectly, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other input that is observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 - Unobservable input that is supported by little or no market activity and that is significant to the fair value of the assets or liabilities.

Classification within the hierarchy is determined based on the lowest level of input that is significant to the fair value measurement.

As of December 31, 2012 and 2011, the Company did not identify any assets or liabilities that are required to be presented on the balance sheet at fair value.

Impairment of long-lived assets
Long-lived assets, which include property, plant and equipment and intangible assets, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

Recoverability of long-lived assets to be held and used is measured by comparing the carrying amount of an asset to the estimated undiscounted future cash flows expected to be generated by it. If the carrying amount of an asset exceeds its estimated undiscounted future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds its fair value. Fair value is generally determined using the asset’s expected future discounted cash flows or market value, if readily determinable. Based on its review, the Company believes that there were no impairments of its long-lived assets, as of December 31, 2012 and 2011, respectively.

Xunna Network Sci-Tech (Beijing) Co., Ltd.

(A Development Stage Company)

Notes to Financial Statements

December 31, 2012

Cash and cash equivalents
Cash and cash equivalents included cash on hand and demand deposits placed with banks or other financial institutions, which are unrestricted as to withdrawal and use and with an original maturity of three months or less.

Deposits in banks in the PRC are not insured by any government entity or agency, and are consequently exposed to risk of loss. The Company believes the probability of a bank failure, causing loss to the Company, is remote.

Property and equipment
Property, plant and equipment are stated at cost, less accumulated depreciation. Major repairs and improvements that significantly extend original useful lives or improve productivity are capitalized and depreciated over the period benefited. Maintenance and repairs are expensed as incurred. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations. Depreciation of property and equipment is provided using the straight-line method over estimated useful lives ranging from 3 to 20 years is used as follows:

Buildings	20 – 30 years
Machinery and equipment	5 – 10 years
Furniture and office equipment	3 -5 years
Motor vehicles	5 years

Leasehold improvements are depreciated on a straight-line method over the shorter of estimated useful lives or lease terms.

Income taxes
The Company uses the asset and liability method of accounting for income taxes in accordance with ASC Topic 740, “Income Taxes.” Under this method, income tax expense is recognized for the amount of: (i) taxes payable or refundable for the current year and (ii) deferred tax consequences of temporary differences resulting from matters that have been recognized in an entity’s financial statements or tax returns. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is provided to reduce the deferred tax assets reported if based on the weight of the available positive and negative evidence, it is more likely than not some portion or all of the deferred tax assets will not be realized.

Xunna Network Sci-Tech (Beijing) Co., Ltd.

(A Development Stage Company)

Notes to Financial Statements

December 31, 2012

ASC Topic 740.10.30 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC Topic 740.10.40 provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. As of December 31, 2012 and 2011, the Company had no material uncertain tax positions for any of the reporting periods presented.

Operating Lease
Rental expense is accounted for on the straight-line method.

Research and development
Research and development costs are expensed when incurred and are included in operating expenses.

Statement of cash flows
In accordance with FASB ASC Topic 230, “Statements of Cash Flows,” cash flows from the Company’s operations are calculated based upon the local currencies.  As a result, amounts related to assets and liabilities reported on the statement of cash flows may not necessarily agree with changes in the corresponding balances on the balance sheet.

Foreign Currency and Other Comprehensive Income (loss)
The financial statements of the Company’s foreign subsidiaries are measured using the local currency as the functional currency; however, the functional currency and the reporting currency of the Company are the United States dollar (“USD”). Assets and liabilities of the Company’s foreign subsidiaries have been translated into USD using the exchange rate at the balance sheet date, while equity accounts are translated using historical exchange rate. The average exchange rate for the period has been used to translate revenues and expenses. Translation adjustments are reported separately and accumulated in a separate component of equity (cumulative translation adjustment).

Xunna Network Sci-Tech (Beijing) Co., Ltd.

(A Development Stage Company)

Notes to Financial Statements

December 31, 2012

Other comprehensive income for the year ended December 31, 2012 and the period from inception (April 25, 2011) to December 31, 2011 represented foreign currency translation adjustments and were included in the consolidated statements of income and comprehensive income.

Recent Accounting Pronouncements
In June 2011, the FASB issued ASU No. 2011-05, Comprehensive Income (Topic 220): Presentation of Comprehensive Income. Under the amendments, an entity has the option to present the total of comprehensive income, the components of net income, and the components of other comprehensive income either in a single continuous statement of comprehensive income or in two separate but consecutive statements. The presentation option under current GAAP to present the components of other comprehensive income as part of the statement of changes in stockholders’ equity has been eliminated.

Also, entities are required to present reclassification adjustments and the effect of those reclassification adjustments on the face of the financial statements where net income is presented, by component of net income, and on the face of the financial statements where other comprehensive income is presented, by component of other comprehensive income.

ASU No. 2011-12 deferred the effective date of the presentation of reclassifications and reinstated the requirements for the presentation of reclassifications out of accumulated other comprehensive income that were in place before the issuance of ASU No. 2011-05.

The amendments in this Update should be applied retrospectively. For public entities, the amendments are effective for fiscal years, and interim periods within those years, beginning after December 15, 2011. Early adoption is permitted because compliance with amendments is already permitted.

The Company adopted the provisions of ASU 2011-05 on January 1, 2012 and the adoption did not affect the consolidated statements of financial position, results of operations and cash flows.

Xunna Network Sci-Tech (Beijing) Co., Ltd.

(A Development Stage Company)

Notes to Financial Statements

December 31, 2012

In July 2012, the FASB issued Accounting Standards Update No. 2012-02 Intangibles — Goodwill and Other (Topic 350): The amendments in this update will allow an entity to first assess qualitative factors to determine whether it is necessary to perform a quantitative impairment test. Under these amendments, an entity would not be required to calculate the fair value of an indefinite-lived intangible asset unless the entity determines, based on a qualitative assessment, that it is not more likely than not, the indefinite-lived intangible asset is impaired. The amendments include a number of events and circumstances for an entity to consider in conducting the qualitative assessment. The amendments are effective for annual and interim impairment tests performed for fiscal years beginning after September 15, 2012. Early adoption is permitted, including for annual and interim impairment tests performed as of a date before July 27, 2012, if a public entity’s financial statements for the most recent annual or interim period have not yet been issued. The Company does not expect the adoption of the provisions in this update will have a significant impact on its consolidated financial statements.

In February 2013, the FASB issued Accounting Standards Update No. 2013-02 Comprehensive Income (Topic 220): The objective of this update is to improve the reporting of reclassifications out of accumulated other comprehensive income. The amendments in this update seek to attain that objective by requiring an entity to report the effect of significant reclassifications out of accumulated other comprehensive income on the respective line items in net income if the amount being reclassified is required under U.S. generally accepted accounting principles (GAAP) to be reclassified in its entirety to net income. For other amounts that are not required under U.S. GAAP to be reclassified in their entirety to net income in the same reporting period, an entity is required to cross-reference other disclosures required under U.S. GAAP that provide additional detail about those amounts. This would be the case when a portion of the amount reclassified out of accumulated other comprehensive income is reclassified to a balance sheet account (for example, inventory) instead of directly to income or expense in the same reporting period. For public entities, the amendments are effective prospectively for reporting periods beginning after December 15, 2012. The Company does not expect the adoption of the provisions in this update will have a significant impact on its consolidated financial statements.

Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on the Company’s consolidated financial statements upon adoption.

Xunna Network Sci-Tech (Beijing) Co., Ltd.

(A Development Stage Company)

Notes to Financial Statements

December 31, 2012

4.	Prepaid expenses and other current assets

Prepaid expenses and other current assets consist of the following:

	As of December 31
	2012	2011

Prepaid rent	$29,124	$14,398
Prepaid consulting fee (1)	26,278	-
Security deposit - current	13,496	5,122
Others	51	-
	$68,949	$19,520

(1)
On September 8, 2012, the Company entered into a consulting agreement with the Hong Kong consulting company to provide the Company assistance with the entire process of becoming a variable interest entity (“VIE”) of a United States public company. If the Hong Kong consulting company does not finalize the process within five and a half months from September 8, 2012, the Hong Kong consulting company will have to pay a $50,000 penalty to the Company. If the Company did not eventually become a VIE of a United States public company, the Hong Kong consulting company will have to pay $200,000 as damages. The total consulting fee per the agreement of $620,000 is expensed pro-rata over five and a half months which is the anticipated timeline to become a VIE of a United States public company. The Hong Kong consulting company has agreed to pay the expenses, including legal , accounting , auditing and other professional fees associated with the Company becoming a VIE of a United States public company. As of December 31, 2012, the Company paid total $450,000 to the consulting company, $250,000 out of which was paid by a shareholder on the Company's behalf and recorded consulting expense of $424,118, which is reflected in General and Administrative expenses on the accompanying Statement of Comprehensive Loss.

5.	Property and equipment

Property and equipment at December 31, 2012 and 2011 was as follows:

	December 31,
	2012	2011
Property and equipment, gross amount	$25,992	10,842
Less: accumulated depreciation	(5,275)	(1,067)
Property and equipment, net	20,717	9,775

The Company recorded depreciation expense of $4,143 and $1,041 for the year ended December 31, 2012 and 2011, respectively.

Xunna Network Sci-Tech (Beijing) Co., Ltd.

(A Development Stage Company)

Notes to Financial Statements

December 31, 2012

6.	Accrued expenses and other current liabilities

Accrued expenses and other current liabilities consist of the following:

	As of December 31
	2012	2011

Accrued payroll	$61,195	$10,326
Accrued professional fees	12,000	-
Accrued sales commission	5,231	-
Other	14,555	1,598
	$92,981	$11,924

7.	Income taxes

The Company is governed by the Income Tax Law of the PRC concerning privately-run enterprises, which are generally subject to tax at 25% on income reported in the statutory financial statements after appropriate tax adjustments.

Income taxes consisted of the following for the year ended December 31, 2012 and the period ended December 31, 2011:

	Year ended December 31, 2012	Date of Inception (April 25, 2011) through December 31, 2011

Current	$-	$-
Deferred	(240,984)	(27,062)
Change in allowance	240,984	27,062
Income tax	$-	$-

Xunna Network Sci-Tech (Beijing) Co., Ltd.

(A Development Stage Company)

Notes to Financial Statements

December 31, 2012

The effective income tax rate of 0% for the year ended December 31, 2012 and the period from inception (April 25, 2011) to December 31, 2011 differs from the PRC statutory rate of 25% due to a 100% valuation allowance for the deferred tax assets resulting from the net operating losses.

For year ended December 31, 2012 and the period from inception (April 25, 2011) to December 31, 2011, the Company has net operating loss of $963,935 and $108,247, respectively. The net operating losses can be carried forward for the next five years under the PRC tax law. The Company believes the realization of the tax benefits from these losses is uncertain and therefore a 100% valuation allowance was provided.

At December 31, 2012 and 2011, deferred tax consisted of the following:

	As of December 31,
	2012	2011

Deferred tax asset on net operation loss	$268,046	$27,740
Valuation allowance	(268,046)	(27,740)
	$-	$-

8.	Related party transactions

(1)	Due from related parties

Amounts due from Xunna Tianjin Information Technology Consultation Co. Ltd. ("Xunna Tianjin") and Xunna Information Technology Limited ("Xunna HK") are $20,758 and $0 as of December 31, 2012 and 2011, respectively.  Xunna Tianjin owns 90% shares of the Company and Xunna HK owns 100% shares of Xunna Tianjin. These amounts are interest free and due on demand.

Xunna Network Sci-Tech (Beijing) Co., Ltd.

(A Development Stage Company)

Notes to Financial Statements

December 31, 2012

(2)	Due to related parties

The Company’s shareholders and officers advanced funds on behalf of the Company to cover certain operating expenses on behalf of the Company. These payments included expenses of salaries, office utilities, transportation and travel, and other miscellaneous office expenses.  As of December 31, 2012 and 2011, the amount due to these related parties was $404,031 and $80,584, respectively.  These loans are interest free, unsecured, have no fixed term of repayment. The shareholders and officers have indicated that they will not demand repayment on or before December 31, 2014 and accordingly the amounts have been classified as long-term. Interest was imputed at 5% per annum.

9.	Operating leasing commitment

The Company leases buildings under non-cancelable operating lease agreements. Based on the current rental lease agreements, the future minimum rental payments required for the coming years are as follows:

Years ending December 31:
2013	206,948
2014	278,244
2015	266,952
2016	279,911
2017	288,308
Years after	491,243
Total	$1,811,606

For the years ended December 31, 2012 and 2011, rental expenses were $119,498 and$45,915, respectively.

10.	Statutory reserves

Pursuant to the corporate law of the PRC effective January 1, 2006, the Company is required to maintain one statutory reserve by appropriating 10% from its after-tax profit before declaration or payment of dividends until such reserve balance reaches 50% of the Company’s capital contribution. The statutory reserve represents restricted retained earnings.

Xunna Network Sci-Tech (Beijing) Co., Ltd.

(A Development Stage Company)

Notes to Financial Statements

December 31, 2012

The surplus reserve fund is non-distributable other than during liquidation and can be used to fund previous years’ losses, if any, and may be utilized for business expansion or converted into capital provided that the remaining reserve balance after such issue is not less than 25% of the registered capital contribution.  The Company did not make any contribution to this fund during the years ended December 31, 2012 and 2011 due to a net loss during the period.

11.	Subsequent events

In accordance with ASC 855, “Subsequent Events,” the Company has evaluated subsequent events that have occurred through the date of issuance of these financial statements and has determined that there are certain material events that occurred after the date of the balance sheets included in this report.

(1)	Variable Interest Entities

On January 31, 2013, Xunna Beijing and its stockholders entered into a series of agreements including an Exclusive Technical Service and Business Consulting Agreement, a Call Option Agreement, a Proxy Agreement and a Share Pledge Agreement with Tianjin Xunna Information Technology Consultation Co., Ltd (“Xunna Tianjin” or “WFOE”), and each of the stockholders of Xunna Beijing granted Xunna Tianjin an irrevocable power of attorney to appoint Xunna Tianjin as its attorney-in-fact to exercise all of its rights as equity owner of Xunna Beijing. As a result of these agreements, Xunna Tianjin has the full right to control and administer the financial affairs and daily operations of Xunna Beijing and has the right to manage and control all assets of Xunna Beijing. The equity holders of Xunna Beijing as a group have no right to make any decision about Xunna Beijing’s activities without the consent of Xunna Tianjin. For its technical and business consulting services, Xunna Beijing agrees to pay fees for the services provided by Xunna Tianjin, including 1) RMB2,500 ($402) for fixed service fees and depreciation expenses per month, 2) sale service fees equivalent to 90% of the total annual gross profit of Xunna Beijing and 3) fees for any other  technical service and consulting service demanded by Xunna Beijing from time to time and stipulated by additional agreements by Xunna Beijing and Xunna Tianjin.

Xunna Network Sci-Tech (Beijing) Co., Ltd.

(A Development Stage Company)

Notes to Financial Statements

December 31, 2012

As a result of these agreements, Xunna Tianjin is considered the primary beneficiary of Xunna Beijing, and Xunna Tianjin can consolidate the results of operations of Xunna Beijing, as Xunna Tianjin contractually controls the management of Xunna Beijing and Xunna Beijing granted an irrevocable proxy to Xunna Tianjin or its designee as defined by FASB Interpretation No. 46R, “Consolidation of Variable Interest Entities” (“FIN 46R”), included in ASC Topic 810, Consolidation, an Interpretation of Accounting Research Bulletin No. 51, which requires certain Variable Interest Entities (“VIE”) to be consolidated by the primary beneficiary of the entity if the equity investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. Xunna Beijing is considered a VIE of Xunna Tianjin.

The stockholders of Xunna Beijing irrevocably granted Xunna Tianjin a call option, pursuant to which Xunna Tianjin (WOFE) has the right to purchase from the stockholders of Xunna Beijing,  all or a portion of, Xunna Beijing’s outstanding shares. When exercising the option, WOFE shall pay each of the stockholder RMB 1; provided, however, if pursuant to  PRC laws, the minimum price for such share purchase is different (the “Mandatory Minimum Price”), the exercise price shall be the Mandatory Minimum Price.

The term of the Exclusive Technical Service and Business Consulting Agreement will be effective indefinitely unless terminated by the parties through written consent or subject to the early termination upon the transfer of all the shares of Xunna Beijing transferred to WOFE pursuant to the Call Option Agreement.

Xunna Tianjin is a wholly foreign-owned entity formed under the laws of the PRC on November 15, 2012. It is 100% owned by Xunna Information Technology Limited (“Xunna HK”), a company incorporated and registered in Hong Kong on October 19, 2012.  Xunna HK is 100% owned by Xunna Information Technology Ltd (“Xunna BVI”), a company incorporated in British Virgin Islands on October 3, 2012.  Two individuals own 90% and 10% of Xunna BVI and the same individuals own 96.08% and 3.9% of Xunna Beijing.

Xunna Network Sci-Tech (Beijing) Co., Ltd.

(A Development Stage Company)

Notes to Financial Statements

December 31, 2012

(2)	Share exchange agreement

On February 4, 2013, Xunna BVI and its existing two shareholders entered into a share exchange agreement with Xunna Information Technology Inc., (“Xunna US”), which was incorporated in the state of Nevada, pursuant to which Xunna US exchanged 9,000,000 shares of Xunna US common stock for all of the outstanding shares of Xunna BVI and a cash payment of $300,000 from Xunna BVI’s two shareholders.  As a result of the share exchange, Xunna BVI’s shareholders became the majority owners of Xunna US. The acquisition of Xunna BVI by Xunna US was accounted for as a recapitalization of Xunna BVI as Xunna BVI’s shareholders will be the majority shareholders and have control of the Company and, prior to the acquisition, Xunna US was a non-operating public shell.

Xuna Information Technology Inc.
Pro forma Consolidated Balance Sheets
As of December 31, 2012
(Unaudited)

	XUNNA US	XUNNA BVI	XUNNA HK	XUNNA TIANJIN	XUNNA BEIJING	PRO FORMA ADJUSTMENTS		PRO FORMA CONSOLIDATED
Assets

Current Assets
Cash	$3,997	$-	$20,213	$-	$106,688			$130,898
Prepaid expenses and other current assets	-	-	-	-	68,949			68,949
Due from inter-company	-	-	(20,630)	(43)	20,758	(85)	(A)	-

Total Current Assets	3,997	-	(417)	(43)	196,395			199,847

Property, plant and equipment, net	-	-	-	-	20,717			20,717
Security deposit - non-current	-	-	-	-	32,102			32,102
Investment in Tianjin	-	-	15,961	-	-	(15,961)	(B)	-
Investment in HK	-	1,290	-	-	-	(1,290)	(B)	-

Total Assets	$3,997	$1,290	$15,544	$(43)	$249,214			$252,666

Liabilities and Stockholders' Deficit

Current Liabilities
Accrued expenses and other current liabilities	$2,600	$1,290	$15,961	$-	$92,981	273,472	(B)(C)	$386,304
Unearned revenue	-	-	-	-	14,105.00			14,105
Total Current Liabities	2,600	1,290	15,961	-	107,086			400,409

Noncurrent Liabilities
Due to related party	11,800	-	-	-	404,031			415,831

Total Noncurrent Liabilities	11,800	-	-	-	404,031			415,831

Total liabilities	14,400	1,290	15,961	-	511,117			816,240

Contingencies and Commitments

Stockholders' Deficit
Common stock	13,000	50,000	1,290		-	(51,290)	(B)(C)	13,000
Additional paid-in capital	36,000	(50,000)		15,961	811,710	36,566	(B)(C)	850,237
Stock subscription receivable	(6,750)	-	(1,290)	(15,961)	-	(275,999)	(B)(C)	(300,000)
Accumulated other comprehensive loss	-	-	-	(1)	(1,431)	(85)	(A)	(1,517)
Deficit accumulated during development stage	(52,653)	-	(417)	(42)	(1,072,182)	107,218	(D)	(1,018,076)

Total Stockholders' Deficit of the Company	(10,403)	-	(417)	(43)	(261,903)			(456,356)

Noncontrolling interest	-	-	-	-	-	(107,218)	(D)	(107,218)
Total Stockholders' Deficit	(10,403)	-	(417)	(43)	(261,903)			(563,574)
Total Liabilities and Stockholders' Deficit	$3,997	$1,290	$15,544	$(43)	$249,214			$252,666

(A)	Elimination of intercompany receivable and payable as a result of consolidation.

(B)	Elimination of intercompany investment as a result of consolidation.

(C)
Reflection of the redemption of 9,000,000 outstanding shares of common stock for $290,722.50, the exchange of 9,000,000 shares of common stock of Xunna US to the shareholders of Xunna BVI, resulting in 13,000,000 total shares outstanding of Xunna US after the share exchange and a cash consideration of $300,000 to be paid by shareholders of Xunna BVI; and elimination of Xunna US capital accounts and accumulated deficit as a result of recapitalization.

(D)	To eliminate 10% equity of the VIE (Xunna Beijing) with an offsetting credit to non-controlling interest.

See accompanying notes to proforma consolidated  financial statements.

Xuna Information Technology Inc.
Pro forma Consolidated Statement of Operations
FOR YEAR ENDED DECEMBER 31, 2012
(Unaudited)
	XUNNA US	XUNNA BVI	XUNNA HK	XUNNA TIANJIN	XUNNA BEIJING	PRO FORMA ADJUSTMENTS		PRO FORMA CONSOLIDATED
Net sales	$-	$-	$-	$-	$9,372			$9,372

Cost of sales	-	-	-	-	38,896			38,896

Gross loss	-	-	-	-	(29,524)			(29,524)

Operating expenses
Selling expenses	-	-	-	-	70,766			70,766
General and administrative expenses	15,703	-	417	42	855,814			871,976

Total operation expenses	15,703	-	417	42	926,580			942,742

Loss from operations	(15,703)	-	(417)	(42)	(956,104)			(972,266)

Other expenses
Interest expense, net of interest income			-	-	(7,831)			(7,831)

Loss before income tax	(15,703)	-	(417)	(42)	(963,935)			(980,097)

Income tax	-	-	-	-	-			-

Net loss	$(15,703)	$-	$(417)	$(42)	$(963,935)			$(980,097)

Loss attributable to non-controlling interest	-	-	-	-	-	(96,394)	(D)	(96,394)
Loss attributable to the Company	$(15,703)	$-	$(417)	$(42)	$(963,935)			$(883,703)

Loss per share	$-							$(0.07)

Weighted average shares outstanding	13,000,000							13,000,000

(D)	To eliminate 10% equity of the VIE (Xunna Beijing) with an offsetting credit to non-controlling interest.

See accompanying notes to proforma consolidated  financial statements.

Xunna Information Technology Inc.

Notes to Pro forma Consolidated Financial Statements

1.	NOTE - BASIS OF PRESENTATION

Effective February 4, 2013 Xunna Information TechnologyInc. (Xunna US) entered into and closed a share exchange agreement with Xunna Information Technology Ltd (Xunna BVI) and the shareholders of Xunna BVI, pursuant to which Xunna US acquired 100% of the issued and outstanding shares of Xunna BVI by exchanging nine million (9,000,000) shares of Xunna US common stock and a cash consideration of $300,000 from Xunna BVI shareholders.Upon completion of the foregoing transactions, 13,000,000 shares of Xunna USs common stock issued and outstanding.

On February 4, 2013, Xunna US executed and consummated a stock redemption agreement with Jiang Li, the owner of 9,000,000 shares of the common stock of the Xunna US. Pursuant to which, Jiang Li surrendered to her 9,000,000 shares of the common stock of the Xunna US, in exchange for $290,723.

The accompanying pro forma consolidated balance sheet and statements of operations present the accounts of Xunna US and Xunna BVI, a wholly-owned subsidiary; Xunna Information Technology Limited, (Xunna HK), a wholly-owned subsidiary of Xunna BVI; Tianjin Xunna Information Technology Consultation Co., Ltd (Xunna Tianjin), a wholly-owned subsidiary of Xunna HK; and Xunna Network Sci-Tech (Beijing) Co., Ltd. (Xunna Beijing and/or VIE), a limited liability company incorporated under the laws of the PRC which is effectively and substantially controlled by Xunna Tianjin through a series of agreements referred to herein as the VIE Agreements, as of December 31, 2012 and for the year then ended, as if the acquisition occurred on March 22, 2011.

For accounting purposes, the transaction is being accounted for as a recapitalization of Xunna BVI because after the share exchange, Xunna BVIs shareholders will own the majority of the Xunna USs shares and will exercise significant influence over the operating and financial policies of the consolidated entity, and Xunna US was a non-operating shell prior to the acquisition. Pursuant to Securities and Exchange Commission (SEC) rules, the merger or acquisition of a private operating company into a non-operating public shell with nominal net assets is considered a capital transaction in substance, rather than a business combination. Accordingly, Xunna BVI and its subsidiaries are treated as accounting acquirer for financial reporting purposes, whereas Xunna US is the legal surviving entity.

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders

Xunna Information Technology Inc.

 (A Development Stage Company)

We have audited the accompanying balance sheets of Xunna Information Technology Inc. (a Nevada corporation in the development stage) (the “Company”) as of June 30, 2012 and 2011, and the related statements of operations, changes in stockholders’ equity (deficit), and cash flows for the years then ended and the period from March 22, 2011 (Date of inception) to June 30, 2012. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Xunna Information Technology Inc. as of June 30, 2012 and 2011, and the results of their operations and cash flows for the period from March 22, 2011 (date of inception) to June 30, 2012 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has no revenues with which to support its cost of operations, and there are no guarantees that the Company will be able to secure financing until a source of revenue can be established. These conditions raise substantial doubt about its ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Patrizio & Zhao LLC

Parsippany, New Jersey

September 24, 2012

XUNNA INFORMATION TECHNOLOGY INC.
(A Development Stage Company)
Notes to Financial Statements

XUNNA INFORMATION TECHNOLOGY INC.
(A Development Stage Company)

Balance Sheets

	June 30,	June 30,
	2012	2011
Assets
Current assets:
Cash and cash equivalents	$2,068	$27,445

Total current assets	2,068	27,445

Total Assets	$2,068	$27,445

Liabilities and stockholders’ equity (deficit)
Current liabilities:
Accrued expenses	$4,148	$2,860

Total current liabilities	4,148	2,860

Total liabilities	4,148	2,860

Stockholders’ equity (deficit):
Preferred stock, $0.001 par value, 10,000,000 shares authorized;
no shares issued and outstanding at June 30, 2012	-	-
Common stock, $0.001 par value, 75,000,000 shares authorized;
13,000,000 shares issued and outstanding at June 30, 2012	13,000	13,000
Stock subscription receivable	(6,750)	(9,000)
Additional paid-in capital	36,000	36,000
Deficit accumulated during development stage	(44,330)	(15,415)

Total stockholders’ equity (deficit)	(2,080)	24,585

Total liabilities and stockholders’ equity (deficit)	$2,068	$27,445

The accompanying notes are an integral part of these financial statements.

XUNNA INFORMATION TECHNOLOGY INC.
(A Development Stage Company)
Notes to Financial Statements

XUNNA INFORMATION TECHNOLOGY INC.
(A Development Stage Company)

Statements of Operations

	For the Years Ended June 30,		Cumulative Since Inception at
	2012	2011	March 22, 2011

Revenue	$-	$-	$-

Operating expenses
General and administrative expenses	30,115	15,415	45,530
Total operating expenses	30,115	15,415	45,530

Loss from operations	(30,115)	(15,415)	(45,530)

Other income
Interest income	1,200	-	1,200
Total other income	1,200	-	1,200

Loss before provision for income taxes	(28,915)	(15,415)	(44,330)

Provision for income taxes	-	-	-

Net loss	$(28,915)	$(15,415)	$(44,330)

Loss per common share
Basic	$(0.00)	$(0.00)
Diluted	$(0.00)	$(0.00)

Weighted average number of common
shares outstanding
Basic	13,000,000	13,000,000
Diluted	13,000,000	13,000,000

The accompanying notes are an integral part of these financial statements.

XUNNA INFORMATION TECHNOLOGY INC.
(A Development Stage Company)
Notes to Financial Statements

XUNNA INFORMATION TECHNOLOGY INC.
(A Development Stage Company)

Statements of Changes in Stockholders’ Equity (Deficit)

	Common Stock		Preferred Stock		Additional Paid-in	Deficit Accumulated During Development	Stock Subscription	Total Stockholders’ Equity
	Shares	Value	Shares	Value	Capital	Stage	receivable	(Deficit)

Balance at the date of inception on March 22, 2011	-	$-	-	$-	$-	$-	$-	$-

Issuance of common stock	9,000,000	9,000	-	-	-	-	(9,000)	-

Issuance of common stock	4,000,000	4,000	-	-	36,000	-	-	40,000

Net loss	-	-	-	-	-	(15,415)	-	(15,415)

Balance at June 30, 2011	13,000,000	$13,000	-	$-	$36,000	$(15,415)	$(9,000)	$24,585

Net loss	-	-	-	-	-	(28,915)	2,250	(26,665)

Balance at June 30, 2012	13,000,000	$13,000	-	$-	$36,000	$(44,330)	$(6,750)	$(2,080)

The accompanying notes are an integral part of these financial statements.

XUNNA INFORMATION TECHNOLOGY INC.
(A Development Stage Company)
Notes to Financial Statements

XUNNA INFORMATION TECHNOLOGY INC.
(A Development Stage Company)

Statements of Cash Flows

	For the Years Ended June 30,		Cumulative Since Inception at
	2012	2011	March 22, 2011

Cash flows from operating activities:
Net loss	$(28,915)	$(15,415)	$(44,330)
Adjustments to reconcile net loss to net cash
provided by (used in) operating activities:
Share-based payment	2,250	-	2,250
Changes in current assets and current liabilities:
Accrued expenses	1,288	2,860	4,148
Total adjustments	3,538	2,860	6,398

Net cash used in operating activities	(25,377)	(12,555)	(37,932)

Cash flows from financing activities:
Capital contributions	-	40,000	40,000

Net cash provided by financing activities	-	40,000	40,000

Net increase (decrease) in cash and cash equivalents	(25,377)	27,445	2,068

Cash and cash equivalents - beginning	27,445	-	-

Cash and cash equivalents - ending	$2,068	$27,445	$2,068

The accompanying notes are an integral part of these financial statements.

XUNNA INFORMATION TECHNOLOGY INC.
(A Development Stage Company)
Notes to Financial Statements

Note 1 - Organization And Nature of Business

Xunna Information technology Inc. (the “Company”) was incorporated in the state of Nevada on March 22, 2011, with an authorized capital of 75,000,000 shares of common stock, par value of $0.001 per share, and 10,000,000 preferred stock, par value of $0.001 per share. The Company plans to provide small-size enterprises with internet building services, including website development and design, market analysis and general commercial services such as business planning and accounting support for start-up internet companies in the People's Republic of China ("PRC"). The Company has selected June 30 as its fiscal year end.

Note 2 - Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with generally accepted accounting principles in the United States of America.

In preparing the accompanying audited financial statements, we evaluated the period from June 30, 2012 through the date the financial statements were issued for material subsequent events requiring recognition or disclosure. No such events were identified for this period.

Development Stage Company

The Company is currently a development stage enterprise reporting under the provisions of the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 915. Those standards require the Company to disclose its activities since the date of inception.

Cash Equivalents

In accordance with FASB ASC Topic 230-10-50-6, “Statement of Cash Flows”, the Company considers all highly liquid debt instruments with a maturity of three months or less when purchased to be cash equivalents.

Deferred Income Taxes

The Company accounts for income taxes in accordance with FASB ASC Topic 740 which requires that deferred tax assets and liabilities be recognized for future tax consequences attributable to differences between financial statement carrying amounts of existing assets and liabilities and their respective tax bases.  In Addition, FASB ASC 740 requires recognition of future tax benefits, such as carryforwards, to the extent that realization of such benefits is more likely than not and that a valuation allowance be provided when it is more likely than not that some portion of the deferred tax asset will not be realized.

Fair Value Of Financial Instruments

The Company adopted the guidance of FASB ASC 820 for fair value measurements which clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value as follows:

Level 1-Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.

Note 2 - Summary of Significant Accounting Policies (continued)

Fair Value Of Financial Instruments (continued)

Level 2-Inputs are unadjusted quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other then quoted prices that are observable, and inputs derived from or corroborated by observable market data.

Level 3-Inputs are unobservable inputs which reflect the reporting entity’s own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.

The carrying amounts reported in the balance sheets for cash and accrued expenses approximate their fair market value based on the short-term maturity of these instruments. The Company did not identify any assets or liabilities that are required to be presented on the balance sheets at fair value in accordance with the accounting guidance.

Use Of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Recent Accounting Pronouncements

In May 2011, the FASB issued ASU No. 2011-04, Fair Value measurement (Topic 820): Amendments to Achieve Common Fair Value Measurement and Disclosure Requirement in U.S. GAAP and IFRSs. The ASU expands existing disclosure requirements and amends some fair value measurement principals. The ASU was effective for interim periods beginning on or after December 15, 2011, with early adoption prohibition and prospective application required. The adoption by the Company did not have a material effect on its financial statements except for enhanced disclosure in the notes to its financial statements.

In January 2010, the FASB expanded the disclosure requirements for fair value measurements relating to the transfers in and out of Level 2 measurements and amended the disclosure for the Level 3 activity reconciliation to be presented on a gross basis. In addition, valuation techniques and inputs should be disclosed for both Levels 2 and 3 recurring and nonrecurring measurements. The new requirements are effective for interim and annual reporting periods beginning after December 15, 2009, except for the disclosures about the Level 3 activity reconciliation which are effective for fiscal years beginning after December 15, 2010. The Company adopted the new disclosure requirements on January 1, 2010 except for the disclosure related to the Level 3 reconciliation, which was adopted on January 1, 2011. The adoption will not have an impact on the Company’s financial condition, results of operations or cash flows.

Note 3 – Going Concern

The Company’s financial statements are prepared using generally accepted accounting principles applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business.  The Company has not established any source of revenue to cover its operating costs. If the Company is unable to obtain revenue producing contracts or financing, or if the revenue or financing it does obtain is insufficient to cover any operating losses it may incur, it may substantially curtail or terminate its operations or seek other business opportunities through strategic alliances, acquisitions or other arrangements that may dilute the interests of existing stockholders. However, Xiangying Meng, the CEO and President, has agreed to lend money to the Company whenever funds are needed to cover operating losses.

Note 4 – Stock Authorization and Issuance

According to Articles of Incorporation of Xunna Information Technology INC., the Company is authorized to issue two classes of shares to be designated as preferred stock and common stock, respectively. The total number of shares of stock which the Company shall have authority to issue is 85,000,000 which shall consist of (1) 75,000,000 shares of common stock, par value $0.001 per share, and (2) 10,000,000 shares of blank check preferred stock, par value $0.001 per share. As of June 30, 2012, 13,000,000 shares of common stock were issued and outstanding.

Note 5 – Share-based Payment

On March 22, 2011, the Company granted to certain employee 9,000,000 restricted shares of common stock for service rendered or to be rendered to the company. One-fourth of the total number of shares shall vest on the first anniversary of the grant date, an additional one-fourth of the restricted stock on the second anniversary of the grant date and the remaining shares shall vest on the third anniversary of the grant date.

Accordingly, an aggregate of $2,250 share based payment was recognized under general and administrative expenses in the income statement for the fiscal year ended June 30, 2012.

Note 6 – Loss Per Share

The Company presents earnings (loss) per share on a basic and diluted basis. Basic earnings (loss) per share are computed by dividing income available to common shareholders by the weighted average number of common shares outstanding. Diluted earnings (loss) per share are computed by dividing income available to common shareholders by the weighted average number of shares outstanding plus the dilutive effect of potential securities.

	For the year Ended June 30,
	2012	2011

Net loss	$(28,915)	$(15,415)

Weighted average common shares	13,000,000	13,000,000
(denominator for basic earnings (loss) per share)

Effect of dilutive securities:	-	-

Weighted average common shares	13,000,000	13,000,000
(denominator for diluted earnings (loss) per share)

Basic loss per share	$(0.00)	$(0.00)
Diluted loss per share	$(0.00)	$(0.00)

XUNNA INFORMATION TECHNOLOGY INC.
(A Development Stage Company)

Balance Sheets

	December 31,	June 30,
	2012	2012
Assets	(Unaudited)
Current assets:
Cash and cash equivalents	$3,997	$2,068

Total current assets	3,997	2,068

Total Assets	$3,997	$2,068

Liabilities and stockholders’ deficit

Current liabilities:
Accrued expenses	$2,600	$4,148
Due to Shareholder	11,800	-

Total current liabilities	14,400	4,148

Total liabilities	14,400	4,148

Stockholders’ deficit:
Preferred stock, $0.001 par value, 10,000,000 shares authorized; no shares issued and outstanding at December 31, 2012, and June 30, 2012, respectively	-	-
Common stock, $0.001 par value, 75,000,000 shares authorized; 13,000,000 shares issued and outstanding at December 31, 2012, and June 30, 2012, respectively	13,000	13,000
Stock subscription receivable	(6,750)	(6,750)
Additional paid-in capital	36,000	36,000
Deficit accumulated during development stage	(52,653)	(44,330)

Total stockholders’ deficit	(10,403)	(2,080)

Total liabilities and stockholders’ deficit	$3,997	$2,068

The accompanying notes are an integral part of these financial statements.

XUNNA INFORMATION TECHNOLOGY INC.
(A Development Stage Company)

Statements of Operations
(Unaudited)

	For the Three Months Ended		For the Six Months Ended		Cumulative Since
	December 31,		December 31,		Inception at
	2012	2011	2012	2011	March 22, 2011

Revenue	$-	$-	$-	$-	$-

Operating expenses
General and administrative expenses	5,625	18,600	8,323	20,985	53,853
Total operating expenses	5,625	18,600	8,323	20,985	53,853

Loss from operations	(5,625)	(18,600)	(8,323)	(20,985)	(53,853)

Other income
Interest income	-	1,200	-	1,200	1,200
Total other income	-	1,200	-	1,200	1,200

Loss before provision forincome taxes	(5,625)	(17,400)	(8,323)	(19,785)	(52,653)

Provision for income taxes	-	-	-	-	-

Net loss	$(5,625)	(17,400)	(8,323)	(19,785)	(52,653)

Loss per common share
Basic	$0.00	$0.00	$0.00	$0.00
Diluted	$0.00	$0.00	$0.00	$0.00

Weighted average number ofcommon shares outstanding
Basic	13,000,000	13,000,000	13,000,000	13,000,000
Diluted	13,000,000	13,000,000	13,000,000	13,000,000

The accompanying notes are an integral part of these financial statements.

XUNNA INFORMATION TECHNOLOGY INC.
(A Development Stage Company)

Statements of Cash Flows
(Unaudited)

	For the Six Months Ended		Cumulative Since
	December 31,		Inception at
	2012	2011	March 22, 2011

Cash flows from operating activities:
Net loss	$(8,323)	$(19,785)	$(52,653)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Share-based payment	-	-	2,250
Changes in current assets and current liabilities:
Due from unrelated party	-	-	-
Accrued expenses	(1,548)	(2,360)	2,600
Total adjustments	(1,548)	(2,360)	4,850

Net cash used in operating activities	(9,871)	(22,145)	(47,803)

Cash flows from financing activities:
Due to Shareholder	11,800	-	11,800
Capital contributions	-	-	40,000

Net cash provided by financing activities	11,800	-	51,800

Net increase (decrease) in cash and cash equivalents	1,929	(22,145)	3,997

Cash and cash equivalents - beginning	2,068	27,445	-

Cash and cash equivalents - ending	$3,997	$5,300	$3,997

The accompanying notes are an integral part of these financial statements.

XUNNA INFORMATION TECHNOLOGY INC.
(A Development Stage Company)
Notes to Financial Statements

Note 1 - Organization And Nature of Business

Xunna Information technology Inc. (the “Company”) was incorporated in the state of Nevada on March 22, 2011, with an authorized capital of 75,000,000 shares of common stock, par value of $0.001 per share, and 10,000,000 preferred stock, par value of $0.001 per share. The Company plans to provide small-size enterprises with internet building services, including website development and design, market analysis and general commercial services such as business planning and accounting support for start-up internet companies in the People's Republic of China ("PRC"). The Company has selected June 30 as its fiscal year end.

Note 2 - Summary of Significant Accounting Policies

Basis of Presentation

The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles (GAAP) applicable to interim financial information and the requirements of Form 10-Q and Rule 8-03 of Regulation S-X of the Securities and Exchange Commission. Accordingly, they do not include all of the information and disclosure required by accounting principles generally accepted in the United States of America for complete financial statements. Interim results are not necessarily indicative of results for a full year. In the opinion of management, all adjustments considered necessary for a fair presentation of the financial position and the results of operations and cash flows for the interim periods have been included.

In preparing the accompanying interim financial statements, we evaluated the period from December 31, 2012 through the date the financial statements were issued for material subsequent events requiring recognition or disclosure. No such events were identified for this period.

Interim Financial Statements

These interim financial statements should be read in conjunction with the audited financial statements for the period from March 22, 2011 (date of inception) through June 30, 2012, as not all disclosures required by generally accepted accounting principles for annual financial statements are presented. The interim financial statements follow the same accounting policies and methods of computations as the audited financial statements for the period from March 22, 2011 (date of inception) through June 30, 2012.

Development Stage Company

The Company is currently a development stage enterprise reporting under the provisions of the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 915. Those standards require the Company to disclose its activities since the date of inception.

Note 3 – Going Concern

The Company’s financial statements are prepared using generally accepted accounting principles applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business.  The Company has not established any source of revenue to cover its operating costs. If the Company is unable to obtain revenue producing contracts or financing, or if the revenue or financing it does obtain is insufficient to cover any operating losses it may incur, it may substantially curtail or terminate its operations or seek other business opportunities through strategic alliances, acquisitions or other arrangements that may dilute the interests of existing stockholders. However, Xiangying Meng, the CEO and President, has agreed to lend money to the Company whenever funds are needed to cover operating losses.

XUNNA INFORMATION TECHNOLOGY INC.
(A Development Stage Company)
Notes to Financial Statements

Note 4 – Stock Authorization and Issuance

According to the Articles of Incorporation of Xunna Information Technology Inc., the Company is authorized to issue two classes of shares to be designated as preferred stock and common stock, respectively. The total number of shares of stock which the Company shall have the authority to issue is 85,000,000 which will consist of (1) 75,000,000 shares of common stock, par value $0.001 per share, and (2) 10,000,000 shares of blank check preferred stock, par value $0.001 per share. As of December 31, 2012, 13,000,000 shares of common stock were issued and outstanding.

Note 5 – Due To Shareholder

The shareholder made certain loans to the Company to cover its operating expenses as needed. These loans are non-interest bearing and payable upon demand. As of December 31, 2012, the balance due to the shareholder was $11,800.

Note 6 – Loss Per Share

The Company presents earnings (loss) per share on a basic and diluted basis. Basic earnings (loss) per share are computed by dividing income available to common shareholders by the weighted average number of common shares outstanding. Diluted earnings (loss) per share are computed by dividing income available to common shareholders by the weighted average number of shares outstanding plus the dilutive effect of potential securities.

	For the Three Months Ended December 31,
	2012	2011

Net loss	$(5,625)	$(17,400)

Weighted average common shares	13,000,000	13,000,000
(denominator for basic earnings (loss) per share)

Effect of dilutive securities:	-	-

Weighted average common shares	13,000,000	13,000,000
(denominator for diluted earnings (loss) per share)

Basic loss per share	$(0.00)	$(0.00)
Diluted loss per share	$(0.00)	$(0.00)

	For the Six Months Ended December 31,
	2012	2011

Net loss	$(8,323)	$(19,785)

Weighted average common shares	13,000,000	13,000,000
(denominator for basic earnings (loss) per share)

Effect of dilutive securities:	-	-

Weighted average common shares	13,000,000	13,000,000
(denominator for diluted earnings (loss) per share)

Basic loss per share	$(0.00)	$(0.00)
Diluted loss per share	$(0.00)	$(0.00)

OUTSIDE BACK COVER:

PROSPECTUS
Subject To Completion: Dated ______, 2013
XUNNA INFORMATION TECHNOLOGY INC.
680,000 common shares

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Until _______________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II - INFORMATION NOT REQUIRED IN THE PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee	$.79
Accounting fees and expenses	$4,500.00
Legal fees and expenses	$20,000.00
Miscellaneous	$525.00
Total	$25,025.79

Xunna is paying all expenses of the offering listed above.

RECENT SALES OF UNREGISTERED SECURITIES

The above selling security holders acquired their total 680,000 common shares by a purchase exempt from registration under Regulation S of the 1933 Act on April 5th, 2011 for a price of $.01 per common share.

On February 4, 2013 we issued a total of 9,000,000 unregistered shares of our Common Stock to Jiaxing Fu and Honglin Tian pursuant to the Share Exchange Agreement.

We relied upon Regulation S of the Securities Act of 1933, as amended for the above issuances to non US citizens or residents.

We believed that Regulation S was available because:

☐	None of these issuances involved underwriters, underwriting discounts or commissions;
☐	We placed Regulation S required restrictive legends on all certificates issued;
☐	No offers or sales of stock under the Regulation S offering were made to persons in the United States;
☐	No direct selling efforts of the Regulation S offering were made in the United States.

In connection with the above transactions, although some of the investors may have also been accredited, we provided the following to all investors:

☐	Access to all our books and records.
☐	Access to all material contracts and documents relating to our operations.
☐	The opportunity to obtain any additional information, to the extent we possessed such information, necessary to verify the accuracy of the information to which the investors were given access.

Prospective investors were invited to review at our offices at any reasonable hour, after reasonable advance notice, any materials available to us concerning our business. Prospective Investors were also invited to visit our offices.

EXHIBITS

EXHIBIT NUMBER	DESCRIPTION
2.1	Share Exchange Agreement, dated as of February 4, 2013, by and among Xunna Information Technology LTD, Jiaxing Fu, HongLin Tian and Xunna Information Technology Inc. **

3.1	Articles of Incorporation.*

3.2	Bylaws.*

5.1	Legal Opinion with Consent*

10.1
Lease Contract, dated July 13, 2012, by and between Beijing Jinyuan Xingtai Real Estate Co., Ltd. and Xunna Network Technology (Beijing) Co., Ltd. (sometimes translated as “Xunna Network Sci-Tech (Beijing) Co., Ltd.)**

10.2
Letter of Intent for Leasing, dated July 27, 2012, by and between Beijing Xingchuang Real Estate Development Co., Ltd. and Xunna Network Technology (Beijing) Co., Ltd. (sometimes translated as “Xunna Network Sci-Tech (Beijing) Co., Ltd.)**

10.3
Lease Contract, dated September 3, 2012, by and between Beijing Jinyuan Xingtai Real Estate Co., Ltd. and Xunna Network Technology (Beijing) Co., Ltd. (sometimes translated as “Xunna Network Sci-Tech (Beijing) Co., Ltd.)**

10.4
Consulting Agreement, dated September 8th, 2012, by and between Castle Peak International Group Limited and Xunna Network Sci-Tech (Beijing) Co., Ltd. (sometimes translated as “Xunna Network Technology (Beijing) Co., Ltd.)**

10.5	Employment Agreement, dated October 20, 2012, by and between Xunna Network Technology (Beijing) Co., Ltd. (sometimes translated as “Xunna Network Sci-Tech (Beijing) Co., Ltd.)and Xiangying Meng**

10.6
Exclusive Technical Service and Business Consulting Agreement, dated January 31, 2013, by and between Xunna Network Sci-Tech (Beijing) Co., Ltd. (sometimes translated as “Xunna Network Technology (Beijing) Co., Ltd.) and Xunna Information Technology Ltd.**

10.7
Proxy Agreement, dated January 31, 2013, by and among Xunna Network Sci-Tech (Beijing) Co., Ltd. (sometimes translated as “Xunna Network Technology (Beijing) Co., Ltd.), Xunna Information Technology Ltd., Jiaxing Fu and HongLin Tian**

10.8
Share Pledge Agreement, dated January 31, 2013, by and among Xunna Information Technology Ltd., Jiaxing Fu, Honglin Tian and Xunna Network Sci-Tech (Beijing) Co., Ltd. (sometimes translated as “Xunna Network Technology (Beijing) Co., Ltd.)**

10.9	Call Option Agreement, dated January 31, 2013, by and between Xunna Information Technology Ltd., Jiaxing Fu, and HongLin Tian**

10.10	Stock Redemption Agreement, dated February 4, 2013, by and between Xunna Information Technology Inc. and Li Jiang**

10.11	Legal Opinion of Beijing Beiyuan Law Firm*

21.1	List of Subsidiaries**

23.1	Consent of Accountant - Patrizio & Zhao, LLC

23.2	Consent of Accountant - Paritz & Company, P.A.

23.3	Consent of Accountant - Morison Cogen LLP

*Filed as an exhibit to our Registration Statement on Form S-1 filed with the SEC on August 1, 2011.

** Filed as an exhibit to our Current Report on Form 8-K filed with the SEC on February 8, 2013.

UNDERTAKINGS

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(5) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beijing, PRC on April 30, 2013.

Xunna Information Technology Inc.

By:	/s/ Xiangying Meng
Name:	Xiangying Meng
Title:	President, Treasurer and Secretary

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints each of Xiangying Meng and Jiaxing Fu, or either of them, each acting alone, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-1 (including all pre-effective and post-effective amendments and registration statements filed pursuant to Rule 462 under the Securities Act of 1933), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that any such attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Xiangying Meng	President, Treasurer and Secretary and Director	April 30, 2013
Xiangying Meng	(principal executive officer)

/s/ Lifan Zhang	Chief Financial Officer	April 30, 2013
Lifan Zhang	(principal financial and accounting officer)

/s/ Jiaxing Fu	Chairman and Director	April 30, 2013
Jiaxing Fu